Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-277211

HSBC USA Inc.

Prospectus Supplement
(To Prospectus dated February 21, 2024)
Notes, Series 1

We may offer from time to time notes that may pay a rate of interest during the term of the notes and at maturity will pay an amount in cash, securities, commodities, other property or a combination thereof. The specific terms of any such notes that we offer will be included in the applicable underlying supplement or product supplement, if any, and the applicable pricing supplement. We sometimes refer herein to the applicable underlying supplement or product supplement, if any, and pricing supplement collectively as the “pricing supplement.” If any terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus, the terms described in the applicable pricing supplement will supersede. The notes will have the following general terms:

Payment at Maturity

The applicable pricing supplement will specify the amount that you will receive on the maturity date.

Interest Rate and Interest Payments

The notes may have a fixed or floating interest rate or may pay no interest, in each case as specified in the applicable pricing supplement. Any interest on the notes will be paid on the dates set forth in the applicable pricing supplement.

Ranking

The notes will be our direct unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated debt, except such obligations as are preferred by operation of law.

Reference Asset

The principal, interest or any other amounts payable on the notes may be based on price movements in, performance of, or other events relating to, one or more particular indices, securities, currencies, interest rates, consumer prices, or commodities or commodity futures, or baskets comprised of any of those instruments or measures, or other instruments or measures, including the occurrence or nonoccurrence of any event or circumstance, or a combination thereof. The applicable pricing supplement will specify the Reference Asset relating to the notes.

Maturity

The applicable pricing supplement will specify the maturity date.

Denominations

Unless otherwise stated in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Currencies

The applicable pricing supplement will specify whether the notes will be denominated in U.S. dollars or some other currency.

Exchangeable

The notes may be optionally or mandatorily exchangeable for securities of an entity that is affiliated or not affiliated with us, for a basket or index of those securities, or for the cash value of those securities in each case, as specified in the applicable pricing supplement.

Other Terms

As specified under “Description of the Notes” and in the applicable pricing supplement.

INVESTMENT IN THE NOTES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-1.

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange.

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction. The notes are not secured.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Each of HSBC Securities (USA) Inc. (“HSBC”) and BofA Securities, Inc. has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent to the extent it is named in the applicable pricing supplement. Certain other agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. The agents may also purchase these notes as principal at prices to be agreed upon at the time of sale. The agents may resell any notes they purchase as principal at prevailing market prices, or at other prices, as the agents determine.

In this prospectus supplement, “us,” “we,” “our” and “HSBC USA” refer to HSBC USA Inc.

HSBC		BofA Securities
February 21, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

About this Prospectus	1
Risk Factors	2
Where You Can Find More Information	3
Special Note Regarding Forward-Looking Statements	4
HSBC USA Inc.	6
Use of Proceeds	7
Description of Debt Securities	8
Description of Preferred Stock	19
Description of Warrants	24
Description of Purchase Contracts	29
Description of Units	32
Book-Entry Procedures	35
Limitations on Issuances in Bearer Form	39
U.S. Federal Income Tax Considerations Relating to Debt Securities	40
Certain European Union Tax Considerations Relating to Debt Securities	48
Plan of Distribution (Conflicts of Interest)	49
Notice to Canadian Investors	52
Notice to EEA Investors	53
Notice to U.K. Investors	54
U.K. Financial Promotion	54
Certain ERISA and Related Matters	55
Legal Opinions	57
Experts	58

IMPORTANT – PROHIBITION OF SALE TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2016/97/EU, as amended (“Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. See "Supplemental Plan of Distribution (Conflicts of Interest) — Selling Restrictions" starting on page S-88 for further details relating to the sales of the notes to persons in the EEA and similar prohibitions relating to the sale of the notes to persons in the United Kingdom.

i

Risk Factors

Your investment in the notes will involve certain risks. In addition to the risk factors relating to your notes that are set forth below, we urge you to read any risk factors that may be set forth under “Risk Factors” or a similar section in any applicable underlying supplement, product supplement or pricing supplement. Investing in the notes is not equivalent to investing directly in any Reference Asset. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisers, of the suitability of an investment in the notes in light of your particular financial circumstances and the information set forth in the accompanying prospectus, this prospectus supplement, any applicable underlying supplement or product supplement, and the applicable pricing supplement. You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. You should not purchase the notes unless you understand and can bear these investment risks.

Risks Relating to Our Business

Investing in the notes involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K and in each of our subsequent Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement, including information contained in our filings with the Securities and Exchange Commission after the date of this prospectus supplement. The applicable pricing supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of notes we are offering under that pricing supplement.

Risks Relating to All Note Issuances

The notes are subject to our credit risk.

The notes are senior unsecured debt obligations of HSBC USA, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness may affect the market value of the notes and, in the event that we were to default in our obligations, you may not receive the amounts owed to you under the terms of the notes.

Unless the terms of your notes specify the return of principal or a minimum return, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity.

Unless the terms of your notes specify the return of principal or a minimum return, you may lose your entire investment, and there can be no assurance of the receipt of any amount at maturity. The payment at maturity may be based on changes in the value of the instrument or instruments comprising the Reference Asset, which fluctuate and cannot be predicted. Although historical data with respect to the Reference Asset or any instrument comprising the Reference Asset may be available, the historical performance of the Reference Asset or any of the instruments comprising the Reference Asset should not be taken as an indication of future performance. No assurance can be given, and none is intended to be given, that any return will be achieved on the notes.

There may not be any secondary market for your notes.

Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of notes on a national securities exchange, we are under no obligation to do so. In addition, in the event that we apply for listing, we may not meet the relevant requirements. We do not expect to announce, prior to the pricing of the notes, whether we will meet such requirements. Even if there is a secondary market, it may not provide significant liquidity. While we anticipate that the agents will act as market makers for the notes, the agents are not required to do so. If the notes are not listed on any securities exchange and the agents were to cease acting as market makers, it is likely that there would be no secondary market for the notes. You therefore must be willing and able to hold the notes until maturity.

You may be required to pay fees in connection with your investment in the notes.

You may be required to pay an additional amount per note (as specified in the applicable pricing supplement) as a commission for services rendered by any of our agents in connection with your initial purchase of the notes. In addition, to the extent you request that our agent execute a secondary market-making transaction for any of your notes (and the agent agrees to do so), we and our agents may receive a fee in connection with such secondary market-making transaction in addition to any bid-ask spread. To the extent that the applicable pricing supplement allows you to redeem the notes prior to maturity, you may be required to pay a fee in connection with your early redemption of the notes. As a consequence of these fees, you may receive, by executing a market-making transaction or an early redemption, less than the full performance of the Reference Asset to which the notes are linked.

Investors’ yield may be lower than the yield on a standard debt security of comparable maturity.

Periodic payments of interest on the notes, if any, may be lower than interest payments you would receive by investing in a conventional fixed-rate or floating-rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may be less than that which would be payable on such a conventional fixed-rate or floating-rate debt security. Even considering a minimum return or fixed repayment of principal (if either is specified in the applicable pricing supplement), any such return at maturity may not compensate the holder of the notes for any opportunity cost implied by inflation and other factors relating to the time value of money.

You must rely on your own evaluation of the merits of an investment in the notes.

In connection with your purchase of the notes, we urge you to consult your own financial, tax and legal advisors as to the risks entailed by an investment in notes and to investigate the Reference Asset and not rely on our views in any respect. You should make such investigation as you deem appropriate as to the merits of an investment in the notes.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the notes prior to maturity, your only alternative would be to sell the notes. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect the value that you could realize from such a sale. We believe that the value of your notes will be affected by the value and volatility of the instrument or instruments comprising the Reference Asset, whether or not the trading level or price of the Reference Asset is greater than or equal to the initial level, changes in interest rates, the supply of and demand for the notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your notes prior to maturity may be substantially less than the amount you originally invested if, at such time, the trading level or price of the Reference Asset is less than, equal to or not sufficiently above the initial level. The following paragraphs describe the manner in which we expect the trading value of the notes will be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

●	Reference Asset performance. We expect that the value of the notes prior to maturity will depend substantially on the relationship between the trading level or price of the Reference Asset and its initial level or initial price. If you decide to sell your notes when the trading level or price differs from the initial level or initial price, you may nonetheless receive substantially less than the amount that would be payable at maturity based on that trading level or price because of expectations that the trading level or price will continue to fluctuate until the date or dates that the performance of the notes is determined.

●	Volatility of the Reference Asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Reference Asset increases or decreases, the trading value of the notes may be adversely affected.

●	Interest rates. We expect that the trading value of the notes will be affected by changes in interest rates. In general, if interest rates increase, the value of the notes may decrease, and if interest rates decrease, the value of the notes may increase. Interest rates also may affect the economy and, in turn, the value of the Reference Asset, which would affect the value of the notes.

●	Our credit ratings, financial condition and results of operations. Actual or anticipated changes in our current credit ratings as well as our financial condition or results of operations may significantly affect the trading value of the notes. However, because the return on the notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the trading level or price of the Reference Asset, an improvement in our credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the notes.

●	Time remaining to maturity. A “time premium” results from expectations concerning the value of the Reference Asset during the period prior to the maturity of the notes. As the time remaining to the maturity of the notes decreases, this time premium will likely decrease, potentially adversely affecting the trading value of the notes. As the time remaining to maturity decreases, the trading value of the notes may be less sensitive to the price volatility of the instrument or instruments comprising the Reference Asset.

●	Dividend yield, if any. The value of the notes also may be affected by the dividend yields, if any, on the instrument or instruments comprising the Reference Asset. In general, because the payment at maturity does not incorporate the value of dividend payments, an increase in dividend yields is likely to reduce the trading value of the notes. Conversely, a decrease in dividend yields is likely to increase the trading value of the notes.

●	Economic and other conditions generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, public health, and judicial events that affect stock markets generally, may affect the value of the Reference Asset and the value of the notes. If the Reference Asset includes foreign assets, the value of your notes may also be affected by similar events in those foreign markets.

●	Events affecting or involving the Reference Asset. Economic, financial, regulatory, geographic, judicial, political, public health and other developments that affect the level or price of the instrument or instruments comprising a Reference Asset, and real or anticipated changes in those factors, also may affect the trading value of the notes. For example, earnings results of the instrument or instruments comprising a Reference Asset that is or relates to one or more equity securities, and real or anticipated changes in those conditions or results, may affect the trading value of the notes. Reference Assets relating to equity securities also may be affected by mergers and acquisitions, which can contribute to volatility of the Reference Asset. As a result of a merger or acquisition involving the Reference Asset, the Reference Asset may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the company or companies previously comprising the Reference Asset.

●	Exchange rate movements and volatility. If the Reference Asset includes any non-U.S. asset, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of the notes.

●	Agent’s commission and cost of hedging. The original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes. Such cost includes our affiliates’ expected cost of providing such hedge and the profit our affiliate expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which the agent will be willing to purchase notes from you in secondary market transactions will likely be lower than the original issue price and, accordingly, you may need to be able and willing to hold the notes to maturity. In addition, any such prices may differ from values determined by pricing models used by the agent as a result of such compensation or other transaction costs.

We want you to understand that the effect of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as an increase in the value of the Reference Asset.

The notes are not insured against loss by any third parties; you can depend only on our earnings and assets for payment and interest, if any, on the notes.

The notes will be solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the notes. In addition, because we are a holding company whose primary assets consist of shares of stock or other equity interests in our subsidiaries, almost all of our income is derived from those subsidiaries. Our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for payment of the notes. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries to generate the funds necessary to meet our obligations with respect to the notes, including the payment of principal and any interest. The notes also will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. If funds from dividends, other distributions or loans from our subsidiaries are not adequate, we may be unable to make payments of principal or interest, if any, in respect of the notes and you could lose all or a part of your investment.

The amount you receive at maturity may be delayed or reduced upon the occurrence of an event of default.

If the calculation agent determines that the notes have become immediately due and payable following an Event of Default (as defined in the prospectus) with respect to the notes, you may not be entitled to the entire principal amount of the notes, but only to that portion of the principal amount specified in the applicable pricing supplement, together with accrued but unpaid interest, if any. For more information, see “Description of Debt Securities—Events of Default” and “—Events of Default; Defaults” in the prospectus.

Trading and other transactions by us or our affiliates could affect the trading level or price and/or level of the Reference Asset, the trading value of the notes or the amount you may receive at maturity.

In connection with our normal business practices or in connection with hedging our obligations under the notes, we and our affiliates may from time to time buy or sell the instrument or instruments comprising a Reference Asset, similar instruments, other securities of an issuer of an instrument comprising a Reference Asset or derivative instruments relating to such an instrument or instruments. These trading activities may occur in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the price of an instrument comprising any Reference Asset in a manner that would decrease the trading value of the notes prior to maturity or the amount you would receive at maturity. To the extent that we or any of our affiliates have a hedge position in an instrument or instruments comprising the Reference Asset, or in a derivative or synthetic instrument related to such an instrument, we or any of our affiliates may liquidate a portion of such holdings at or about the time of the maturity of the notes. This liquidation activity may affect the amount payable at maturity in a manner that would be adverse to your investment in the notes. Depending on, among other things, future market conditions, the aggregate amount and the composition of such hedge positions are likely to vary over time.

In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the notes. We or any of our affiliates may hold or resell any such position in the notes.

If your notes are rated, the rating is not a guarantee of our credit quality.

Certain of your notes may be rated by credit rating agencies, although we are under no obligation to ensure that the notes are rated by any credit rating agency. Credit ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this “Risk Factors” section and other factors that may affect the liquidity or trading value of the notes. Investors should be aware that any rating of HSBC USA reflects the independent opinion of the relevant rating agency and is not a guarantee of HSBC USA’s credit quality. A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the credit rating agency at any time.

Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the instrument or instruments comprising certain Reference Assets or to the issuers of certain such instruments. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the trading level or price of an instrument comprising the Reference Asset and, therefore, the value of the notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the notes, you should investigate the Reference Asset and not rely on our views (or the views of our affiliates) with respect to future movements in the Reference Asset.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the instrument or instruments comprising the Reference Asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the notes.

We and our affiliates, at present or in the future, may engage in business relating to the sponsor or issuer of any instrument or instruments comprising the Reference Asset, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to such a sponsor or issuer. In connection with these activities, we may receive information pertinent to the Reference Asset that we will not divulge to you.

Our trading, hedging and other business activities, and those of the agents, may create conflicts of interest with you.

We, the agents, or one or more of our respective affiliates may engage in trading activities related to a Reference Asset that are not for your account or on your behalf. We, the agents, or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Reference Asset. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the agents, and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Reference Asset or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the agents, and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the agents, or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Reference Asset. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents, and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents, and our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

Risks Relating to Floating-Rate Notes Linked to “Benchmarks.”

EURIBOR and other indices that are deemed “benchmarks” are the subject of recent national, international and other regulatory guidance and reforms. These reforms may cause such benchmarks to perform differently than in the past, or to disappear entirely, or have other consequences that cannot be predicted. Any such consequence could have a material adverse effect on any floating-rate notes linked to a benchmark.

Any of the international, national or other reforms or the general increased regulatory scrutiny of benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a benchmark and complying with any such regulations or requirements. These factors may have the effect of discouraging market participants from continuing to administer or participate in certain benchmarks, trigger changes in the rules or methodologies used in certain benchmarks or lead to the disappearance of certain benchmarks. The disappearance of a benchmark or changes in the manner of administration of a benchmark could have materially adverse consequences in relation to securities linked to that benchmark, such as floating-rate notes linked to EURIBOR.

In the event that EURIBOR is unavailable and an Index Cessation Effective Date (as defined below under “Description of Notes—EURIBOR Notes”) with respect to EURIBOR has not occurred, the calculation agent may, in its sole discretion, determine a commercially reasonable alternative for EURIBOR. That alternative rate, or any of the replacement rates for EURIBOR that could be used if an Index Cessation Effective Date has occurred, may result in interest payments that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on floating-rate EURIBOR notes if the EURIBOR rate was available in its current form.

SOFR has a limited history, and its historical performance is not indicative of its future performance.

The Federal Reserve Bank of New York (the “SOFR Administrator”) began to publish the secured overnight financing rate (“SOFR”) in April 2018. Although the SOFR Administrator has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has a limited performance history and no actual investment based on the performance of SOFR was possible before April 2018.

The level of SOFR over the term of the SOFR rate notes may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the SOFR rate notes may be inferred from any hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the SOFR rate notes. Changes in the levels of SOFR will affect the base rate and, therefore, the return on the SOFR rate notes and the trading price of such SOFR rate notes, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that SOFR or the base rate will be positive.

Any failure of SOFR to gain market acceptance could adversely affect the SOFR rate notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (repo) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically had been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the SOFR rate notes and the price at which you can sell such SOFR rate notes.

SOFR may be modified or discontinued, and the SOFR rate notes may bear interest by reference to a rate other than the base rate, which could adversely affect the value of the SOFR rate notes.

The SOFR Administrator may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the SOFR Administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case a fallback method of determining the interest rate on the SOFR rate notes as further described under “Description of Notes—Effect of a Benchmark Transition Event” will apply). The SOFR Administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing the use of SOFR.

If we or our Designee (which may be the calculation agent) determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred in respect of SOFR, then the interest rate on the SOFR rate notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Effect of a Benchmark Transition Event.”

If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee (“ARRC”)), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, us, the calculation agent or another Designee. In addition, the terms of the SOFR rate notes expressly authorize us, the calculation agent or another Designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on the SOFR rate notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the SOFR rate notes in connection with a Benchmark Transition Event could adversely affect the value of the SOFR rate notes, the return on the SOFR rate notes and the price at which you can sell such SOFR rate notes.

Any determination, decision or election described above will be made in our, the calculation agent’s or another Designee’s sole discretion.

In addition, (i) the composition and characteristics of the Benchmark Replacement will not be the same as those of SOFR, the Benchmark Replacement will not be the economic equivalent of SOFR, there can be no assurance that the Benchmark Replacement will perform in the same way as SOFR would have at any time and there is no guarantee that the Benchmark

Replacement will be a comparable substitute for SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the SOFR rate notes, the return on the SOFR rate notes and the price at which you can sell the SOFR rate notes), (ii) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the SOFR rate notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement cannot be predicted based on historical performance and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The interest rate on the SOFR rate notes will be based on the base rate, which, as a rate derived from SOFR, is relatively new in the marketplace.

For each interest period, the interest rate on the SOFR rate notes will be based on the base rate, which is calculated using the specific formula described below or in the applicable pricing supplement, not the SOFR rate published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the base rate on the SOFR rate notes during any interest period will not be the same as the base rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to the base rate will be less than one, resulting in a reduction to the base rate used to calculate the interest payable on the SOFR rate notes on the interest payment date for such interest period.

In addition, limited market precedent exists for notes that use SOFR as the base rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the base rate used in the SOFR rate notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the market value of the SOFR rate notes.

You will not know the interest rate on your SOFR rate notes until near the end of the interest period.

Because the interest rate will be calculated on the interest determination date, which will be a specified number of U.S. Government Securities Business Days prior to the relevant interest payment date, you will not know the interest rate or the interest amount until that day. For example, if the interest period is three months, you will not know the initial interest rate or the initial interest amount until approximately three months after the settlement date.

We or our affiliates may publish research that could affect the market value of the SOFR rate notes.

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally or SOFR specifically. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the SOFR rate notes. Any of these activities may affect the market value of the SOFR rate notes.

We or our Designee (which may be the calculation agent) will make determinations with respect to the SOFR rate notes.

We or our Designee (which may be the calculation agent) will make certain determinations with respect to the SOFR rate notes, as further described below.  In addition, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, we or our Designee (which may be the calculation agent) will make certain determinations with respect to the SOFR rate notes in our, our Designee’s or the calculation agent’s, sole discretion, as further described above. Any of these determinations may adversely affect the payout to you on the SOFR rate notes.  Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments.  These potentially subjective determinations may adversely affect the payout to you on the SOFR rate notes.

Please note, this prospectus supplement, the accompanying prospectus and the applicable pricing supplement do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

Pricing Supplement

The pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement, or any applicable underlying supplement or product supplement, also may add, update or change information contained in this prospectus supplement and the accompanying prospectus. If any information in the pricing supplement, or any applicable underlying supplement or product supplement, is inconsistent with this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement or the applicable underlying supplement or product supplement, as the case may be. Similarly, if any information in the pricing supplement is inconsistent with an applicable underlying supplement or product supplement, you should rely on the information in the pricing supplement. We also may prepare free writing prospectuses that describe particular issuances of notes. Any free writing prospectus should also be read in connection with this prospectus supplement, the accompanying prospectus, and any applicable underlying supplement or product supplement. For purposes of this prospectus supplement, any references to an applicable pricing supplement also may refer to a free writing prospectus, unless the context otherwise requires. It is important that you consider all of the information in the pricing supplement, any applicable underlying supplement or product supplement, this prospectus supplement and the prospectus when making your investment decision.

A pricing supplement will specify the following terms of any issuance of notes to the extent applicable:

●	the initial public offering price if other than 100%,

●	Reference Asset,

●	aggregate principal amount,

●	pricing date,

●	original issue date,

●	observation date(s),

●	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

●	agent’s discount,

●	coupon rate, if any,

●	interest payment dates, if any,

●	initial level,

●	closing level,

●	minimum return, if any,

●	payment at maturity,

●	CUSIP,

●	the currency in which the notes will be denominated and currency in which the interest will be payable if not U.S. dollars, and

●	any other applicable terms.

Description of Notes

You should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of notes and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus. Please note that the information about the price to the public and net proceeds to us on the front cover of the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Ranking

The notes will constitute direct unsecured obligations of HSBC USA and will rank on a parity with all of the other unsecured and unsubordinated indebtedness of HSBC USA, present and future, except such obligations as are preferred by operation of law. The notes will be issued under a senior debt indenture, dated as of March 31, 2009, as supplemented by the First Supplemental Indenture, dated as of March 22, 2012, the Second Supplemental Indenture, dated as of March 5, 2015, the Third Supplemental Indenture, dated as of September 29, 2023, and the Fourth Supplemental Indenture, dated as of February 21, 2024 (as it may be further supplemented or amended from time to time, the “Senior Indenture”), by and between HSBC USA and Computershare Trust Company, N.A., a national banking association, as successor trustee to Wells Fargo Bank, National Association (the “trustee”).

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

Denominations

Unless otherwise stated in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).

Definitions

We have defined some of the terms that we use frequently in this prospectus supplement below:

A “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (a) for all notes, in the City of New York or (b) for notes denominated in a specified currency other than U.S. dollars or euro, in the principal financial center of the country of the specified currency; and (ii) for EURIBOR notes or notes denominated in euro, a day that is also a TARGET2 Settlement Day.

“Clearstream, Luxembourg” means Clearstream Banking, S.A.

“Depositary” means The Depository Trust Company, New York, New York; provided, however, that if the applicable pricing supplement indicates that the notes are eligible for clearance directly through Euroclear or Clearstream, Luxembourg, “Depositary” means Euroclear and Clearstream, Luxembourg.

“Euroclear” means Euroclear Bank S.A./N.V.

“ICSD,” or “International Central Securities Depository,” means Euroclear and Clearstream, Luxembourg.

An “interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

The “record date” for any interest payment date is the date three business days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement; provided, however, that if the applicable pricing supplement indicates that the notes are eligible for clearance directly though Euroclear or Clearstream, Luxembourg, the “record date” for any interest payment date, while such note is in global registered form, is the “clearing system business day” prior to the interest payment date, where “clearing system business day” means the day on which each ICSD for which such note is being held is open for business.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real-time Gross settlement Express Transfer system or any successor (“TARGET2”) is open.

References in this prospectus supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America. References in this prospectus supplement to “euro” and “€” are to the currency introduced at the commencement of the third state of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended from time to time.

Payment at Maturity

The amount that you will receive on the maturity date and its calculation, along with illustrative examples, will be described in the applicable pricing supplement.

Forms of Notes

We will offer the notes on a continuing basis and will issue notes only in fully registered form either as book-entry notes or as certificated notes. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, but not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes. Unless indicated otherwise in the applicable pricing supplement, for notes in book-entry form, one Master Global Note will represent all issues of notes in this series. Except as set forth in the prospectus under “Book-Entry Procedures,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes. For more information about the Master Global Note, see “Book-Entry Procedures” in the accompanying prospectus.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth in the prospectus under “Book-Entry Procedures.” The Depositary has confirmed to us, the agents and the trustee that it intends to follow these procedures.

Certificated Notes. If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

Interest and Principal Payments

Payments, Exchanges and Transfers. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes and exchange the notes at the corporate offices of HSBC Bank USA, N.A., as our current agent for payment, transfer and exchange of the notes pursuant to a Paying Agent and Securities Registrar Agreement, dated June 1, 2009, between us and HSBC Bank USA, N.A. We refer to HSBC Bank USA, N.A., acting in this capacity, as the paying agent. However, beneficial owners of notes represented by global notes may transfer and exchange their notes only in the manner and to the extent set forth under “Book-Entry Procedures” in the prospectus.

We will not be required to:

●	register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

●	register the transfer or exchange of notes to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

●	register the transfer or exchange of any registered note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that registered note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert between U.S. dollars and foreign currencies. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

Recipients of Interest Payments. The paying agent will pay interest on the interest payment date to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

Book-Entry Notes. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary or its nominee, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary’s participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Notes. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

●	by check mailed to the address of the person entitled to payment as shown on the note register; or

●	for a holder of at least $10,000,000 in aggregate principal amount of certificated notes having the same interest payment date, by wire transfer of immediately available funds, if the holder has given written notice to the paying agent not later than 15 calendar days prior to the applicable interest payment date. U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

Payment Procedures for Book-Entry Notes Denominated in a Foreign Currency. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner’s interest in the notes in U.S. dollars, unless the beneficial owner takes the following steps:

●	The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

●	The participant must notify the Depositary of the beneficial owner’s election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

●	The Depositary will notify the paying agent of the beneficial owner’s election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

If the applicable pricing supplement indicates that the notes are eligible for clearance directly through Euroclear or Clearstream, Luxembourg, any book-entry notes payable in a specified currency other than U.S. dollars will be paid in such specified currency, unless otherwise indicated in such pricing supplement.

Payment Procedures for Certificated Notes Denominated in a Foreign Currency. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

●	for payments of interest, on or prior to the fifth business day after the applicable record date; or

●	for payments of principal or premium, at least ten business days prior to the maturity date or any redemption or repayment date.

To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent at least five business days prior to the applicable record date, for payment of interest; or at least ten calendar days prior to the maturity date or any redemption or repayment date, for payments of principal. If the holder does not elect to be paid in U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

●	by wire transfer of immediately available funds in the specified currency to the holder’s account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder’s written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

●	by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions. However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

Determination of Exchange Rate for Payments in U.S. Dollars for Notes Denominated in a Foreign Currency. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

●	of the specified currency for U.S. dollars for settlement on the payment date;

●	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

●	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

Unavailability of Foreign Currency. The relevant specified currency may not be available to us for making payments of principal of, premium, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in the City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the

Federal Reserve Bank of New York, which we refer to as the “market exchange rate.” If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in the City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

●	of the specified currency for U.S. dollars for settlement on the payment date;

●	in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

●	at which the applicable dealer commits to execute a contract.

One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

These provisions do not apply in the event that a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended by the Treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

Fixed-Rate Notes

Each fixed-rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

How Interest Is Calculated. Unless specified otherwise in the applicable pricing supplement, interest on fixed-rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

How Interest Accrues. Interest on fixed-rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.”

When Interest Is Paid. Payments of interest on fixed-rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

Amount of Interest Payable. Interest payments for fixed-rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date, maturity date or date of earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest, if any, and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Floating-Rate Notes

Each floating-rate note will mature on the date specified in the applicable pricing supplement and will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.” The base rate may be one or more of the following (each as defined herein):

●	the USD SOFR ICE Swap rate,

●	the CMT rate,

●	the commercial paper rate,

●	EURIBOR,

●	the federal funds (effective) rate,

●	the federal funds (open) rate,

●	the prime rate,

●	SOFR;

●	the treasury rate, or

●	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating-rate note.

Formula for Interest Rates. The interest rate on each floating-rate note will be calculated by reference to:

●	the specified base rate based on the index maturity,

●	plus or minus the spread, if any, and/or

●	multiplied by the spread multiplier, if any.

For any floating-rate note, “index maturity” means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating-rate note. The “spread multiplier” is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating-rate note. The interest rate on any inverse floating-rate note will also be calculated by reference to a fixed rate.

Limitations on Interest Rate. If set forth in the applicable pricing supplement, a floating-rate note may also have either or both of the following limitations on the interest rate:

●	a maximum limitation (or “ceiling” or “cap”) on the rate of interest which may accrue during any interest period, which we refer to as the “maximum interest rate”; and/or

●	a minimum limitation (or “floor”) on the rate of interest that may accrue during any interest period, which we refer to as the “minimum interest rate.”

In no event will the interest on any floating-rate note be less than zero.

In addition, the interest rate on a floating-rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

How Floating Interest Rates Are Reset. For floating-rate notes other than SOFR rate notes, the interest rate in effect from the date of issue (or any other date specified in a pricing supplement on which interest begins to accrue) to the first interest reset date for a floating-rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the “initial interest rate.” The interest rate on each floating-rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually, as provided in the applicable pricing supplement. This period is the “interest reset period” and the first day of each interest reset period is the “interest reset date.”

Unless otherwise specified in the applicable pricing supplement, if an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of (i) a EURIBOR note or (ii) a federal funds rate note, if that business day is in the next calendar month, the interest reset date will instead be the immediately preceding business day. If an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for treasury rate notes, the interest reset date will be the immediately following business day.

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date.” Unless otherwise specified in the applicable pricing supplement:

●	For federal funds (open) rate notes, the interest determination date relating to a particular interest reset date will be the same day as the interest reset date.

●	For prime rate notes and federal funds (effective) rate notes, the interest determination date relating to a particular interest reset date will be the first Business day following the interest reset date.

●	For commercial paper rate notes, the interest determination date relating to a particular interest reset date will be the first Business day following the interest reset date.

●	For CMT rate notes, the interest determination date relating to a particular interest reset date will be the second U.S. Government Securities Business Day before that interest reset date.

●	For EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second TARGET2 Settlement Day before the interest reset date.

●	For SOFR rate notes (including SOFR Index notes), the interest determination date will be as set forth below under “SOFR Rate notes.”

●	For USD SOFR ICE Swap Rate notes, the interest determination date relating to a particular interest reset date will be the number of Publication Calendar Days specified in the applicable pricing supplement.

●	For treasury rate notes, the interest determination date for a particular interest reset date will be the day of the week in which the interest reset date falls on which treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the treasury rate interest determination date pertaining to the interest reset date falling in the next week.

The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date. In the detailed descriptions of the various base rates which follow, the “calculation date” pertaining to an interest determination date means the earlier of (i) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (ii) the business day immediately preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which The Securities Industry and Financial Markets Association’s U.S. holiday schedule recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

How Interest Is Calculated. Interest on floating-rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under “—If a Payment Date Is Not a Business Day.” Unless specified otherwise in the applicable pricing supplement, the calculation agent for any issue of floating-rate notes will be HSBC Bank USA, National Association, an affiliate of HSBC USA. Upon the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating-rate note.

For a floating-rate note, accrued interest will be calculated by multiplying the principal amount of the floating-rate note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, this accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day: by 360 in the case of commercial paper rate notes, EURIBOR notes, federal funds rate notes and prime rate notes; and by 365 (or the actual number of days in the year) in the case of CMT rate notes and treasury rate notes.

For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

Notwithstanding the three previous paragraphs, interest on SOFR rate notes will be calculated as described below under “SOFR Rate notes.”

All percentages used in or resulting from any calculation of the rate of interest on a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating-rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downward to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 rounded upward to 0.01.

When Interest Is Paid. We will pay interest on floating-rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating-rate note other than floating-rate notes for which SOFR is a base rate falls on a day that is not a business day, it will be postponed to the following business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating-rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

USD SOFR ICE Swap Rate Notes

USD SOFR ICE Swap rate notes will bear interest at the interest rates specified in the USD SOFR ICE Swap rate notes and in the applicable pricing supplement. That interest rate will be based on the USD SOFR ICE Swap rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

The USD-SOFR ICE Swap Rate for any U.S. Government Securities Business Day for the applicable index maturity is the SOFR-linked interest rate swap, as published on the ICE Benchmark Administration Limited (“ICE”) website opposite the heading for that Index Maturity at approximately 11:00 a.m., New York City time, on the applicable Publication Calendar Day. The USD-SOFR ICE Swap Rate for that index maturity measures the fixed rate of interest payable on a hypothetical fixed-for-floating SOFR interest rate swap transaction with a maturity matching the index maturity. In such a hypothetical swap transaction, the fixed rate of interest, payable annually on the basis of the actual number of days in the relevant year over 360, is exchangeable for a floating payment stream of SOFR compounded in arrears for twelve months using standard market conventions.

Temporary non-publication of USD SOFR ICE Swap Rate. Subject to the provisions below, if the USD SOFR ICE Swap Rate is not published by the later of (i) 11:00 a.m., New York City time, on the interest determination date and (ii) the related interest reset date, then the calculation agent shall determine a commercially reasonable alternative for the USD SOFR ICE Swap Rate, taking into account all available information that in good faith it considers relevant including a rate implemented by central counterparties and/or futures exchanges (if any), in each case with trading volumes in derivatives or futures referencing the USD-SOFR ICE Swap Rate that the calculation agent considers sufficient for that rate to be a representative alternative rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to USD SOFR ICE Swap Rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the USD SOFR ICE Swap Rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the USD SOFR ICE Swap Rate notes.

In the event of a replacement of USD SOFR ICE Swap Rate by either the Alternative Post-nominated Index rate or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-Nominated Index rate or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the USD SOFR ICE Swap Rate notes that are necessary to account for the effect on the USD SOFR ICE Swap Rate notes of referencing the Alternative Post-Nominated Index rate or the Calculation Agent Nominated Replacement Index, as applicable.

Whenever the calculation agent is required to act, make a determination or exercise judgement pursuant to a replacement of USD SOFR ICE Swap Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, it shall do so by reference to Relevant Market Data available at, or a reasonable period of time prior to, the time of notification. The calculation agent shall notify HSBC of any determination it makes pursuant to the replacement of USD SOFR ICE Swap Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index as soon as reasonably practicable after either of these replacement rates first apply and, in any event, at least two Business Days before the Cut-off Date. However, any failure to provide such a notification shall not give rise to an Event of Default (as defined in the Senior Indenture).

Certain defined terms, as used with respect to the USD SOFR ICE Swap Rate, the CMT rate, the Commercial Paper rate, the Federal Funds (Effective) rate, the Federal Funds (Open) rate, the Prime rate and the Treasury rate:

“Adjustment Spread” means the adjustment, if any, determined by the calculation agent in its sole discretion, which is required in order to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from (i) us to the holders of the floating-rate notes with a base rate that is an Applicable Benchmark or (ii) the holders of the floating-rate notes with a base rate that is an Applicable Benchmark to HSBC, in each case, that would otherwise arise as a result of the replacement made pursuant to the application of the Calculation Agent nominated Replacement Index or the Alternative Post Nominated Index. Any such adjustment may take account of, without limitation, any anticipated transfer of economic value as a result of any difference in the term structure or tenor of the Calculation Agent Nominated Replacement Index or the Alternative Post Nominated Index by comparison to the Applicable Benchmark. The Adjustment Spread may be positive, negative or zero or determined pursuant to a formula or methodology.

“Administrator” means, as applicable, (i) the Board of Governors of the Federal Reserve System for each of the CMT Rate, the Commercial Paper Rate, the Prime Rate and the Treasury Rate, (ii) the New York Federal Reserve for the Federal Funds Rate and (iii) ICE for the USD SOFR ICE Swap Rate.

“Administrator/Benchmark Event” means the delivery of a notice by HSBC to the holders of the floating rate notes with a base rate that is an Applicable Benchmark (which can include posting of such notice through DTC) specifying, and citing Publicly Available Information that reasonably confirms, an event or circumstance which has the effect that HSBC or the calculation agent are not, or will not be, permitted under any applicable law or regulation to use the Applicable Benchmark to perform our or its respective obligations under the terms of such notes.

“Administrator/Benchmark Event Date” means, in respect of an Administrator/Benchmark Event, the date from which the Applicable Benchmark may no longer be used under any applicable law or regulation by HSBC or the calculation agent or, if that date occurs before the issue date, the issue date.

“Alternative Post-Nominated Index” means, in respect of an Applicable Benchmark, any index, benchmark or other price source which is formally designated, nominated or recommended by: (i) any Relevant Nominating Body; or (ii) the Administrator or sponsor of the Applicable Benchmark, provided that such index, benchmark or other price source is substantially the same as the Applicable Benchmark, in each case, to replace the Applicable Benchmark. If a replacement is designated, nominated or recommended under both clauses (i) and (ii) above, then the replacement under clause (i) above shall be the “Alternative Post-nominated Index.”

“Applicable Benchmark” means the USD SOFR ICE Swap Rate, the CMT rate, the Commercial Paper rate, the Federal Funds (Effective) rate, the Federal Funds (Open) rate, the Prime rate or the Treasury rate, as applicable.

“Calculation Agent Nominated Replacement Index” means, in respect of an Applicable Benchmark, the index, benchmark or other price source that the calculation agent determines to be a commercially reasonable alternative for the Applicable Benchmark.

“Cut-off Date” means fifteen Business Days following the Administrator/Benchmark Event Date. However, if more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index or a spread or methodology for calculating a spread and one or more of those Relevant Nominating Bodies does so on or after the day that is three Business Days before that date, then the Cut-off Date will instead be the second Business Day following the date that, but for this sentence, would have been the Cut-off Date.

“Index Cessation Effective Date” means, with respect to one or more Index Cessation Events, the first date on which the Applicable Benchmark would ordinarily have been published or provided and is no longer published or provided.

“Index Cessation Event” means, with respect to an Applicable Benchmark, (a) a public statement or publication of information by or on behalf of the Administrator of the Applicable Benchmark announcing that it has ceased or will cease to provide the Applicable Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider, as applicable, that will continue to provide the Applicable Benchmark; or (b) a public statement or publication of information by the regulatory supervisor for the Administrator of the Applicable Benchmark, the central bank for the currency of the Applicable Benchmark, an insolvency official with jurisdiction over the Administrator for the Applicable Benchmark, a resolution authority with jurisdiction over the Administrator for the Applicable Benchmark or a court or an entity with similar insolvency or resolution authority over the Administrator for the Applicable Benchmark, which states that the Administrator of the Applicable Benchmark has ceased or will cease to provide the Applicable Benchmark permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Benchmark.

A “Publication Calendar Day” is any day on which the Administrator is due to publish the rate for the Applicable Benchmark pursuant to its publication calendar, as updated from time to time.

“Publicly Available Information” means, in respect of an Administrator/Benchmark Event, one or both of the following: (a) information received from or published by (i) the Administrator or sponsor of the Applicable Benchmark or (ii) any national, regional or other supervisory or regulatory authority which is responsible for supervising the Administrator or sponsor of the Applicable Benchmark or regulating the Applicable Benchmark. However, where any information of the type described in (i) or (ii) is not publicly available, it shall only constitute Publicly Available Information if it can be made public without violating any law, regulation, agreement, understanding or other restriction regarding the confidentiality of that information; or (b) information published in a Specified Public Source (regardless of whether the reader or user thereof pays a fee to obtain that information).

“Relevant Market Data” means, in relation to a determination, any relevant information that: (i) has been supplied by one or more third parties (which may include central counterparties, exchanges, dealers in the relevant market, information vendors, brokers or other recognized sources of market information) but not any third party that is an affiliate of the calculation agent or (ii) to the extent that the information is not readily available from such third parties or would not produce a commercially reasonable result, has been obtained from internal sources (which may include an affiliate of the calculation agent, provided that the information is of the same type as that used by the calculation agent in a comparable manner in the ordinary course of its business).

“Relevant Nominating Body” means (i) the Board of Governors of the Federal Reserve System or any central bank or other supervisor which is responsible for supervising either the Applicable Benchmark or the Administrator; or (ii) any working group or committee officially endorsed or convened by: (a) the Board of Governors of the Federal Reserve System; (b) any central bank or other supervisor which is responsible for supervising either the Applicable Benchmark or the Administrator; (c) a group of those central banks or other supervisors; or (d) the Financial Stability Board or any part thereof.

“Specified Public Source” means each of Bloomberg, Refinitiv, Dow Jones Newswires, The Wall Street Journal, The New York Times, the Financial Times and, in each case, any successor publications, the main source(s) of business news in the country in which the Administrator or the sponsor of the Applicable Benchmark is incorporated or organized and any other internationally recognized published or electronically displayed news sources.

CMT Rate Notes

CMT rate notes will bear interest at the interest rates specified in the CMT rate notes and in the applicable pricing supplement. That interest rate will be based on the CMT rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “CMT rate” means the rate as set forth in H.15 (as defined below), opposite the caption “Treasury constant maturities” for the Designated CMT Index Maturity, as that rate is published on the Designated CMT Refinitiv page, for:

●	that interest determination date, if the Designated CMT Refinitiv page (as defined below) is FRBCMT; and

●	the week or the month, as applicable, ended immediately preceding the week or month in which the related interest reset date occurs, if the Designated CMT Refinitiv page is FEDCMT.

The following procedures will be followed if the CMT rate cannot be determined as described above:

●	If the applicable CMT rate is FRBCMT and that rate is not displayed on the relevant Designated CMT Refinitiv page by 4:15 p.m., New York City time, on the related interest determination date, then the CMT rate for the related interest reset date will be a percentage equal to the yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Index Maturity on the related interest reset date as set forth in H.15 under the caption “Treasury constant maturities.”

●	If the applicable CMT rate is FEDCMT and that rate is not displayed on the relevant Designated CMT Refinitiv page by 4:15 p.m., New York City time, on the related interest reset date, then the CMT rate for the related interest reset date will be a percentage equal to the one-week average yield for U.S. Treasury securities at “constant maturity” for the Designated CMT Index Maturity and for the week preceding the related interest reset date as set forth in H.15 opposite the caption “Treasury constant maturities.”

●	If the applicable rate described above is FRBCMT and that rate does not appear in H.15, then the CMT rate for the related interest reset date will be the rate for the Designated CMT Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15.

●	If the applicable rate described above is FEDCMT and that rate does not appear in H.15, then the CMT rate for the related interest reset date will be the one-week or one-month, as applicable, average yield for U.S. Treasury securities at “constant maturity” for the

Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, preceding that interest reset date.

●	If none of the Board of Governors of the Federal Reserve System, the U.S. Department of the Treasury or the Federal Reserve Bank of New York publishes a yield on U.S. Treasury securities at a “constant maturity” for the Designated CMT Index Maturity, as described in the two preceding paragraphs, then the applicable CMT rate on the related interest reset date will be calculated by the calculation agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on the related interest determination date, of three leading primary U.S. government securities dealers in New York City. The calculation agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for U.S. Treasury securities with an original maturity equal to the Designated CMT Index Maturity, a remaining term to maturity of no more than one year shorter than that Designated CMT Index Maturity and in a principal amount equal to the Representative Amount.

●	If fewer than five but more than two such prices are provided as requested, the CMT rate for the related interest reset date will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of those quotations will be eliminated.

●	If the calculation agent cannot obtain three U.S. Treasury securities quotations of the kind requested in the prior two paragraphs, the calculation agent will determine the applicable CMT rate to be the yield to maturity based on the arithmetic mean of the secondary market bid prices for U.S. Treasury securities, at approximately 3:30 p.m., New York City time, on the related interest determination date of three leading primary U.S. government securities dealers in New York City. In selecting these bid prices, the calculation agent will request quotations from at least five of those securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest) for U.S. Treasury securities with an original maturity greater than the Designated CMT Index Maturity, a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount.

●	If fewer than five but more than two of the leading primary U.S. government securities dealers provide quotes as described in the prior paragraph, then the applicable CMT rate will be based on the arithmetic mean of the bid prices obtained, and neither the highest nor the lowest of those quotations will be eliminated.

●	If two bid prices with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the U.S. Treasury security with the shorter original term to maturity will be used.

●	If fewer than three leading primary U.S. government securities reference dealers selected by the calculation agent provide quotes as described above, the CMT rate for the relevant interest reset date will be calculated using the Calculation Agent Alternative Rate Determination.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the CMT Rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the CMT Rate Notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the CMT Rate Notes.

In the event of a replacement of the CMT Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

“Calculation Agent Alternative Rate Determination” means that the calculation agent, after consulting with us, shall determine a commercially reasonable alternative for the Applicable Benchmark, taking into account all available information that in good faith the calculation agent considers relevant including a rate implemented by central counterparties and/or futures exchanges (if any), in each case with trading volumes in derivatives or futures referencing the Applicable Benchmark that the calculation agent considers sufficient for that rate to be a representative alternative rate.

“Designated CMT Refinitiv page” means the display on Refinitiv, or any successor service (“Refinitiv”), on the page designated in the applicable pricing supplement or any other page as may replace that page on that service for the purpose of displaying Treasury constant maturities as reported in H.15. If no page is specified in the applicable pricing supplement the Designated CMT Refinitiv page will be FEDCMT, for the most recent week.

“Designated CMT Index Maturity” means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, specified in the applicable pricing supplement for which the CMT rate will be calculated. If no maturity is specified in the applicable pricing supplement the Designated CMT Index Maturity will be two years.

“H.15” means “Selected Interest Rates (Daily) – H.15”, or any successor publication as published daily by the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication. We make no representation or warranty as to the accuracy or completeness of the information displayed on that website, and that information is not incorporated by reference herein and should not be considered a part of this prospectus supplement.

Commercial Paper Rate Notes

Commercial paper rate notes will bear interest at the interest rates specified in the commercial paper rate notes and in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15, under the heading “Commercial Paper— Nonfinancial.” The following procedures will be followed if the commercial paper rate cannot be determined as described above:

Temporary Non-Publication of the Commercial Paper Rate. Subject to the provisions below, if the commercial paper rate having such index maturity is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next Business day, then the rate for that interest determination date will be last provided or published level of the commercial paper rate having such index maturity.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the commercial paper rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the commercial paper rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the commercial paper rate notes.

In the event of a replacement of the Commercial Paper Rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

The “money market yield” will be a yield calculated in accordance with the following formula:

where, “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

EURIBOR Notes

EURIBOR notes will bear interest at the interest rates specified in the EURIBOR notes and in the applicable pricing supplement. Those interest rates will be based on the EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, “EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of establishing, compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Refinitiv on page EURIBOR01 or any successor page on that service, which is commonly referred to as “Refinitiv page EURIBOR01,” as of 11:00 a.m., Brussels time. The following procedures will be followed if the rate cannot be determined as described above:

●	If the above rate does not appear on Refinitiv page EURIBOR01 as of 11:00 a.m., Brussels time, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time. If two or more quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

●	If fewer than two quotations are provided as described above, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of US$1 million in euro that is representative of a single transaction in euro, in that market at that time.

No Index Cessation Effective Date with respect to EURIBOR. If fewer than three banks so selected by the calculation agent are quoting as set forth above and, by 11:00 a.m., Brussels time (or the amended publication time for EURIBOR, if any, as specified by the EURIBOR benchmark administrator in the EURIBOR benchmark methodology), on the applicable interest reset date, EURIBOR for a period of the index maturity in respect of the related interest determination date has not been published on the Refinitiv page EURIBOR01 and an Index Cessation Effective Date has not occurred, then the rate for that interest reset date will be EURIBOR for a period of the index maturity in respect of the related index determination date, as provided by the administrator of EURIBOR and published by an authorized distributor or by the administrator of EURIBOR itself. If by 3:00 p.m., Brussels time (or four hours after the amended publication time for EURIBOR), on that interest reset date, neither the administrator of EURIBOR nor an authorized distributor has provided or published EURIBOR for a period of the index maturity in respect of such interest determination date and an Index Cessation Effective Date has not occurred, then, unless otherwise agreed by the parties, the rate for that interest reset date will be:

(A) a rate formally recommended for use by the administrator of EURIBOR; or

(B) a rate formally recommended for use by the supervisor which is responsible for supervising EURIBOR or the administrator of EURIBOR,

in each case, during the period of non-publication of EURIBOR and for so long as an Index Cessation Effective Date has not occurred. If a rate described in sub-paragraph (A) is available, that rate shall apply. If no such rate is available but a rate described in subparagraph (B) is available, that rate shall apply. If neither a rate described in sub-paragraph (A) nor a rate described in sub-paragraph (B) is available, then the calculation agent shall determine a commercially reasonable alternative for EURIBOR, taking into account any rate implemented by central counterparties and/or futures exchanges, in each case with trading volumes in derivatives or futures referencing EURIBOR that the calculation agent considers sufficient for that rate to be a representative alternative rate.

Index Cessation Effective Date with respect to EURIBOR. Upon the occurrence of an Index Cessation Event, the rate for an interest reset date occurring two or more TARGET Settlement Days after the Index Cessation Effective Date will be determined as if references to EUR-EURIBOR-Reuters were references to Fallback Rate (EuroSTR) for the “Original IBOR Rate Record Day” (as that term is used on the Fallback Rate (EuroSTR) Screen) that corresponds to the related interest determination date, as most recently provided or published as at 11:30 a.m., Frankfurt time on the related Fallback Observation Day. If neither Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) provides, nor authorized distributors publish, Fallback Rate (EuroSTR) for that Original IBOR Rate Record Day at, or prior to, 11:30 a.m., Frankfurt time on the related Fallback Observation Day and a Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) has not occurred, then the rate for the interest reset date will be Fallback Rate (EuroSTR) as most recently provided or published at that time for the most recent Original IBOR Rate Record Day, notwithstanding that such day does not correspond to the related interest determination date.

Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR). Upon the occurrence of a Fallback Index Cessation Event with respect to Fallback Rate (EuroSTR), the rate for an interest reset date which relates to an interest period (or any compounding period included in that interest period) in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) will be the Euro Short-Term Rate (“EuroSTR”) administered by the European Central Bank (or any successor administrator), to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR), referred to in the definition of “Fallback Rate (EuroSTR)” after making such adjustments to EuroSTR as are necessary to account for any difference in term structure or tenor of EuroSTR by comparison to Fallback Rate (EuroSTR) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

No Fallback Index Cessation Effective Date with respect to EuroSTR. If neither the administrator nor authorized distributors provide or publish EuroSTR and a Fallback Index Cessation Effective Date with respect to EuroSTR has not occurred, then, in respect of any day for which EuroSTR is required, references to EuroSTR will be deemed to be references to the last provided or published EuroSTR.

Fallback Index Cessation Effective Date with respect to EuroSTR. If a Fallback Index Cessation Effective Date occurs with respect to each of Fallback Rate (EuroSTR) and EuroSTR, then the rate for an interest reset date which relates to an interest period (or any compounding period included in that interest period) in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the Fallback Index Cessation Effective Date with respect to EuroSTR) will be the ECB Recommended Rate, to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR), referred to in the definition of “Fallback Rate (EuroSTR)” after making such adjustments to the ECB Recommended Rate as are necessary to account for any difference in term structure or tenor of the ECB Recommended Rate by comparison to Fallback Rate (EuroSTR) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

No Fallback Index Cessation Effective Date with respect to ECB Recommended Rate. If there is an ECB Recommended Rate before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to EuroSTR) but neither the administrator nor authorized distributors provide or publish the ECB Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the ECB Recommended Rate is required, references to the ECB Recommended Rate will be deemed to be references to the last provided or published ECB Recommended Rate.

No ECB Recommended Rate or Fallback Index Cessation Effective Date with respect to ECB Recommended Rate. If:

(A) no ECB Recommended Rate is recommended before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to EuroSTR); or

(B) a Fallback Index Cessation Effective Date with respect to the ECB Recommended Rate subsequently occurs,

then the rate for an interest reset date which relates to an interest period (or any compounding period included in that interest period) in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, the Fallback Index Cessation Effective Date with respect to EuroSTR) or the

Fallback Index Cessation Effective Date with respect to the ECB Recommended Rate (as applicable) will be Modified EDFR, to which the calculation agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR), referred to in the definition of “Fallback Rate (EuroSTR)” after making such adjustments to Modified EDFR as are necessary to account for any difference in term structure or tenor of Modified EDFR by comparison to Fallback Rate (EuroSTR) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book.

No Fallback Index Cessation Effective Date with respect to Modified EDFR. If neither the administrator nor authorized distributors provide or publish Modified EDFR (or the index, benchmark or other price source that is referred to in the definition of Modified EDFR) and a Fallback Index Cessation Effective Date with respect to that rate has not occurred, then, in respect of any day for which that rate is required, references to that rate will be deemed to be references to the last provided or published Modified EDFR (or the last provided or published index, benchmark or other price source that is referred to in the definition of Modified EDFR).

“Index Cessation Event” with respect to EURIBOR means:

(i) a public statement or publication of information by or on behalf of the administrator of EURIBOR announcing that it has ceased or will cease to provide EURIBOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide EURIBOR; or

(ii) a public statement or publication of information by the regulatory supervisor for the administrator of EURIBOR, the central bank for Euro, an insolvency official with jurisdiction over the administrator for EURIBOR, a resolution authority with jurisdiction over the administrator for EURIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for EURIBOR, which states that the administrator of EURIBOR has ceased or will cease to provide EURIBOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide EURIBOR.

“Index Cessation Effective Date” means, in respect of EURIBOR and one or more Index Cessation Events, the first date on which EURIBOR is no longer provided. If EURIBOR ceases to be provided on the relevant interest determination date but it was provided at the time at which it is to be observed pursuant to the provisions of “—Index Cessation Effective Date with respect to EURIBOR” above, then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published.

“Fallback Index Cessation Event” means, in respect of Fallback Rate (EuroSTR):

(i) a public statement or publication of information by or on behalf of the administrator or provider of Fallback Rate (EuroSTR) announcing that it has ceased or will cease to provide Fallback Rate (EuroSTR) permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide Fallback Rate (EuroSTR); or

(ii) if the Applicable Fallback Rate is:

(A) for Fallback Rate (EuroSTR), a public statement or publication of information by the regulatory supervisor for the administrator of the Underlying Rate, the central bank for the currency of the Underlying Rate, an insolvency official with jurisdiction over the administrator for the Underlying Rate, a resolution authority with jurisdiction over the administrator for the Underlying Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Underlying Rate, which states that the administrator of the Underlying Rate has ceased or will cease to provide the Underlying Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide the Underlying Rate; or

(B) EuroSTR, the ECB Recommended Rate or Modified EDFR (each, an “Applicable Fallback Rate”), a public statement or publication of information by the regulatory supervisor for the administrator or provider of the Applicable Fallback Rate, the central bank for the currency of the Applicable Fallback Rate, an insolvency official with jurisdiction over the administrator or provider for the Applicable Fallback Rate, a resolution authority with jurisdiction over the administrator or provider for the Applicable Fallback Rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider for the Applicable Fallback Rate, which states that the administrator or provider of the Applicable Fallback Rate has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate.

If the Applicable Fallback Rate is Modified EDFR, references to the administrator or provider of such rate in this definition of “Fallback Index Cessation Event” shall be deemed to be references to the administrator or provider of the index, benchmark or other price source that is referred to in the definition of Modified EDFR.

“Fallback Index Cessation Effective Date” means, in respect of a Fallback Index Cessation Event, the first date on which the Applicable Fallback Rate is no longer provided. If the Applicable Fallback Rate ceases to be provided on the same day that it is required to determine the rate for an interest reset date pursuant to the terms of the relevant “—Fallback Index Cessation Event” provisions above but it was provided at the time at which it is to be observed pursuant to the terms of the such relevant provision (or, if no such time is specified in such relevant provision, at the time at which it is ordinarily published), then the Fallback Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published. If the Applicable Fallback Rate is Modified EDFR, references to the Applicable Fallback Rate in this definition of “Fallback Index Cessation Effective Date” shall be deemed to be references to the index, benchmark or other price source that is referred to in the definition of Modified EDFR.

“Fallback Rate (EuroSTR)” means the term adjusted EuroSTR plus the spread relating to EURIBOR, in each case, for a period of the index maturity provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time), as the provider of term adjusted EuroSTR and the spread, on the Fallback Rate (EuroSTR) Screen (or by other means) or provided to, and published by, authorized distributors.

“Fallback Rate (EuroSTR) Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for EURIBOR for a period of the index maturity accessed via the Bloomberg Screen <FBAK> <GO> Page (or, if applicable, accessed via the Bloomberg Screen <HP> <GO>) or any other published source designated by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time).

“ECB Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for EuroSTR by the European Central Bank (or any successor administrator of EuroSTR) and/or by a committee officially endorsed or convened by the European Central Bank (or any successor administrator of EuroSTR) for the purpose of recommending a replacement for EuroSTR (which rate may be produced by the European Central Bank or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor.

“Modified EDFR” means a rate equal to the Eurosystem Deposit Facility Rate plus the EDFR Spread.

“Eurosystem Deposit Facility Rate” means the rate on the deposit facility, which banks may use to make overnight deposits with the Eurosystem and which is published on the ECB’s Website.

“EDFR Spread” means:

(A) if no ECB Recommended Rate is recommended before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (EuroSTR) (or, if later, before the end of the first TARGET Settlement Day following the Fallback Index Cessation Effective Date with respect to EuroSTR), the arithmetic mean of the daily difference between EuroSTR and the Eurosystem Deposit Facility Rate over an observation period of 30 TARGET Settlement Days starting 30 TARGET Settlement Days prior to the day on which the Fallback Index Cessation Event with respect to Fallback Rate (EuroSTR) occurs (or, if later, 30 TARGET Settlement Days prior to the day on which the first Fallback Index Cessation Event with respect to EuroSTR occurs) and ending on the TARGET Settlement Day immediately preceding the day on which the Fallback Index Cessation Event with respect to Fallback Rate (EuroSTR) occurs (or, if later, the TARGET Settlement Day immediately preceding the day on which the first Fallback Index Cessation Event with respect to EuroSTR occurs); or

(B) if a Fallback Index Cessation Event with respect to the ECB Recommended Rate occurs, the arithmetic mean of the daily difference between the ECB Recommended Rate and the Eurosystem Deposit Facility Rate over an observation period of 30 TARGET Settlement Days starting 30 TARGET Settlement Days prior to the day on which the Fallback Index Cessation Event with respect to the ECB Recommended Rate occurs and ending on the TARGET Settlement Day immediately preceding the day on which that Fallback Index Cessation Event occurs.

“Underlying Rate” means, for Fallback Rate (EuroSTR), EuroSTR.

“Fallback Observation Day” means, in respect of an interest reset date and the interest period (or any compounding period included in that interest period) to which that interest reset date relates, unless otherwise agreed, the day that is two Business Days preceding the related interest payment date.

“Bloomberg IBOR Fallback Rate Adjustments Rule Book” means the IBOR Fallback Rate Adjustments Rule Book published by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) as updated from time to time in accordance with its terms.

“Euro-zone” means the region comprising member states of the European Union that have adopted the single currency in accordance with the relevant treaty of the European Union, as amended.

Federal Funds (Effective) Rate Notes

Federal funds (effective) rate notes will bear interest at the interest rates specified in the federal funds (effective) rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds (effective) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15 opposite the heading “Federal funds (effective)” as displayed on Refinitiv on page FEDFUNDS1 or any successor page on that service, which is commonly referred to as “Refinitiv Page FEDFUNDS1,” under the caption “EFFECT.” The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

Temporary Non-Publication of the Federal Funds (Effective) Rate. Subject to the provisions below, if the federal funds (effective) rate is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next Business day, then the rate for that interest determination date will be last provided or published level of the federal funds (effective) rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the federal funds (effective) rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the federal funds (effective) rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the federal funds (effective) rate notes.

In the event of a replacement of the federal funds (effective) rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

Federal Funds (Open) Rate Notes

Federal funds (open) rate notes will bear interest at the interest rates specified in the federal funds (open) rate notes and in the applicable pricing supplement. Those interest rates will be based on the federal funds (open) rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds opposite the caption “Open,” as displayed Refinitiv on page 5 or any successor page on that service, which is commonly referred to as “Refinitiv Page 5.” The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

Temporary Non-Publication of the Federal Funds (open) Rate. Subject to the provisions below, if the federal funds (open) rate is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next Business day, then the rate for that interest determination date will be last provided or published level of the federal funds (open) rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the federal funds (open) rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the federal funds (open) rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the federal funds (open) rate notes.

In the event of a replacement of the federal funds (open) rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

Prime Rate Notes

Prime rate notes will bear interest at the interest rates specified in the prime rate notes and in the applicable pricing supplement. Those interest rates will be based on the prime rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “prime rate” means, for any interest determination date, the rate on that date as published in H.15 opposite the heading “Bank prime loan.” The following procedures will be followed if the prime rate cannot be determined as described above:

Temporary Non-Publication of the Prime Rate. Subject to the provisions below, if the prime rate is not so published by the later of (i) 4:15 p.m., New York City time, on the relevant interest reset date and (ii) the next Business day, then the rate for that interest determination date will be last provided or published level of the prime rate.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the prime rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the prime rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the prime rate notes.

In the event of a replacement of the prime rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

“Refinitiv page USPRIME1” means the display designated as page “USPRIME1” on Refinitiv, or any successor page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

SOFR Rate Notes

The Secured Overnight Financing Rate. SOFR is published by the SOFR Administrator and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The SOFR Administrator reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repurchase agreement (repo) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust Company (“DTC”), and SOFR is filtered by the SOFR Administrator to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the SOFR Administrator, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The SOFR Administrator reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The SOFR Administrator also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the SOFR Administrator would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity.

The SOFR Administrator notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the SOFR Administrator may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the SOFR Administrator publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the SOFR Administrator’s publication would indicate the revision. This revision threshold will be reviewed periodically by the SOFR Administrator and may be changed based on market conditions.

Because SOFR is published by the SOFR Administrator based on data received from other sources, we have no control over its determination, calculation or publication.

The information contained in this “The Secured Overnight Financing Rate” section is based upon the SOFR Administrator’s website and other U.S. government sources.

SOFR rate notes will bear interest at a base rate equal to SOFR (as defined below) as adjusted by the spread or spread multiplier, if any, and subject to a minimum interest rate and maximum interest rate, if any, specified in the SOFR rate notes and in the applicable pricing supplement.

SOFR rate notes will be either SOFR Index notes with observation period shift, compounded SOFR rate notes with lookback, compounded SOFR rate notes with observation period shift, compounded SOFR rate notes with payment delay, lookback average SOFR notes or shifted average SOFR notes, each as indicated in the applicable pricing supplement and as described below.

The interest rate applicable for an interest period will be determined on the applicable interest determination date, except that the interest rate for compounded SOFR rate notes with payment delay will be determined on the applicable interest accrual period end date, with the interest rate for the final interest accrual period being determined on the rate cut-off date.

The amount of interest accrued and payable on the SOFR rate notes for each interest period will be calculated by the calculation agent and will be equal to the product of (i) the outstanding principal amount of the SOFR rate notes multiplied by (ii) the product of (a) the base rate plus the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. For compounded SOFR rate notes with payment delay, this calculation will be made in respect of each interest accrual period, rather than each interest period. In each case, the amount of interest will be subject to a minimum interest rate and maximum interest rate, if any, specified in the SOFR rate notes and in the applicable pricing supplement.

The day count convention for all SOFR Index notes and compounded SOFR rate notes is Actual/360.

The interest determination date for SOFR Index notes with observation period shift, compounded SOFR rate notes with lookback, compounded SOFR rate notes with observation period shift, lookback average SOFR notes or shifted average SOFR notes means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date in respect of the relevant interest period, as specified in the applicable pricing supplement. The interest payment determination date for compounded SOFR rate notes with payment delay is the interest accrual period end date at the end of each interest accrual period; provided that the interest determination date with respect to the final interest accrual period will be the rate cut-off date.

For SOFR Index notes with observation period shift, compounded SOFR rate notes with lookback, compounded SOFR rate notes with observation period shift, lookback average SOFR notes or shifted average SOFR notes, if any scheduled interest payment date, other than the maturity date or redemption date, if applicable, falls on a day that is not a business day, such date will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled final interest payment date (i.e., the maturity date or any redemption date) falls on a day that is not a business day, the payment of principal and interest will be made on the next succeeding business day, but the final interest payment date will not be postponed and interest on that payment will not accrue during the period from and after the scheduled final interest payment date. For compounded SOFR rate notes with payment delay, if any scheduled interest accrual period end date falls on a day that is not a business day, such date will be postponed to the following business day, except that, if that business day would fall in the next calendar month, the interest accrual period end date will be the immediately preceding business day.

SOFR Index Notes with Observation Period Shift

“SOFR Index,” with respect to any U.S. Government Securities Business Day, means:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i)	if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of a Benchmark Transition Event”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions below; or

(ii)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “—Effect of a Benchmark Transition Event” provisions below.

where:

“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.

“Compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd.

“SOFR Index Unavailable” means, if a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR Coupon Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “—Effect of a Benchmark Transition Event for Compounded SOFR Rate Notes”) have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to "calculation period" shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.

Compounded SOFR Rate Notes with Lookback

“Compounded SOFR with Lookback,” with respect to any interest period, means the rate of return of a daily compound interest investment computed in accordance with the following formula:

where:

“d0”, for any interest period, means the number of U.S. Government Securities Business Days in the relevant interest period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period;

“SOFRi-yUSBD”, for any U.S. Government Securities Business Day “i” in the relevant interest period, is equal to SOFR in respect of the U.S. Government Securities Business Day that is “y” (the Lookback Number of U.S. Government Securities Business Days) prior to that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant interest period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant interest period.

“SOFR,” with respect to any U.S. Government Securities Business Day, means:

(3)	the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(4)	if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “—Effect of a Benchmark Transition Event”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(5)	If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “—Effect of a Benchmark Transition Event.”

where:

“Lookback Number of U.S. Government Securities Business Days” has the meaning specified in the applicable pricing supplement and represented in the formula above as “y”.

Compounded SOFR Rate Notes with Observation Period Shift

“Compounded SOFR with Observation Period Shift,” with respect to any interest period, means the rate of return of a daily compound interest investment computed in accordance with the following formula:

where:

“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR (as defined above under “— Compounded SOFR Rate Notes with Lookback”) in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant observation period.

“Observation Period” means, in respect of each interest period, the period from, and including, the date that is the number of U.S. Government Securities Business Days specified in the applicable pricing supplement preceding the first date in such interest period to, but excluding, the date that is the same number of U.S. Government Securities Business Days so specified and preceding the interest payment date for such interest period.

Compounded SOFR Rate Notes with Payment Delay

“Compounded SOFR with Payment Delay” with respect to any interest accrual period means the rate of return of a daily compound interest investment computed in accordance with the following formula:

where:

“d0”, for any interest accrual period, means the number of U.S. Government Securities Business Days in the relevant interest accrual period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest accrual period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant interest accrual period, is equal to SOFR (as defined above under “— Compound SOFR Rate Notes with Lookback”) in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant interest accrual period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant interest accrual period.

“Interest Accrual Period” means each quarterly period, or such other period as specified in the applicable pricing supplement, from, and including, an interest accrual period end date (or, in the case of the first interest accrual period, the issue date) to, but excluding, the next interest accrual period end date (or, in the case of the final interest accrual period, the maturity date or, if we elect to redeem the Compounded SOFR Rate Notes with Payment Delay on any earlier redemption date, the redemption date).

“Interest Accrual Period End Dates” means the dates specified in the applicable pricing supplement, ending on the maturity date or, if we elect to redeem the Compounded SOFR Rate Notes with Payment Delay on any earlier redemption date, the redemption date.

“Interest Payment Date” means the second Business Day, or such other Business Day as specified in the applicable pricing supplement, following each interest accrual period end date; provided that the interest payment date with respect to the final interest accrual period will be the maturity date or, if we elect to redeem the Compounded SOFR Rate Notes with Payment Delay on any earlier redemption date, the redemption date.

“Interest Payment Determination Date” means the interest accrual period end date at the end of each interest accrual period; provided that the Interest Payment Determination Date with respect to the final interest accrual period will be the rate cut-off date.

“Rate Cut-Off Date” means the second U.S. Government Securities Business Day, or such other U.S. Government Securities Business Day as specified in the applicable pricing supplement, prior to the maturity date or redemption date, as applicable. For purposes of calculating Compounded SOFR with respect to the final coupon accrual period, the level of SOFR for each U.S. Government Securities Business Day in the period from and including the rate cut-off date to but excluding the maturity date or any earlier redemption date, as applicable, shall be the level of SOFR in respect of such rate cut-off date.

Lookback Average SOFR Rate Notes

“Average SOFR with Lookback” will be calculated by the calculation agent on each interest determination date as follows:

“d0”, for any interest period, means the number of U.S. Government Securities Business Days in the relevant interest period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period;

“SOFRi-yUSBD”, for any U.S. Government Securities Business Day “i” in the relevant Interest Period, is equal to SOFR (as defined above under “— Compounded SOFR Rate

Notes with Lookback”) in respect of the U.S. Government Securities Business Day that is the Look Back Number of U.S. Government Securities Business Days prior to that day “i”;

“ni”, for any U.S. Government Securities Business Day “i”, means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” means the number of calendar days in the relevant interest period.

Shifted Average SOFR Rate Notes

“Average SOFR with Observation Period Shift” will be calculated by the calculation agent on each interest determination date as follows:

“d0”, for any Observation Period (as defined above under “—Compounded SOFR Rate Notes with Observation Period Shift”), means the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is equal to SOFR (as defined above under “—Compounded SOFR Rate Notes with Lookback”) in respect of that day “i”;

“ni”, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day (“i+1”); and

“d” means the number of calendar days in the relevant Observation Period.

Effect of a Benchmark Transition Event

If the Issuer, the calculation agent or any other calculation agent designated in the applicable pricing supplement, which may be an affiliate of the Issuer (the calculation agent or such other calculation agent, a “Designee”), determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the SOFR rate notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Issuer or its Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Issuer or its Designee pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Issuer or the Designee’s sole discretion, as applicable; and

(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR rate notes, shall become effective without consent from the holders of the SOFR rate notes or any other party.

“Benchmark” means, initially, the base rate (Compounded SOFR), as such term is defined above; provided that if the Issuer or its Designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the base rate (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its Designee as of the Benchmark Replacement Date.

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)	the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its Designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its Designee as of the Benchmark Replacement Date:

(1)	the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its Designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer or its Designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its Designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its Designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its Designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Issuer or its Designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes

Treasury rate notes will bear interest at the interest rates specified in the treasury rate notes and in the applicable pricing supplement. Those interest rates will be based on the treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

Unless otherwise set forth in the applicable pricing supplement, the “Treasury rate” means:

●	the rate from the auction held on the applicable interest determination date, which we refer to as the “auction”, of direct obligations of the United States, which are commonly referred to as “Treasury Bills,” having the index maturity specified in the applicable pricing supplement as that rate appears under the caption “INVEST RATE” on the display on Refinitiv on page USAUCTION10 or any successor page on that service, which we refer to as “Refinitiv page USAUCTION10,” or page USAUCTION11 or any successor page on that service, which we refer to as “Refinitiv page USAUCTION11”; or

●	if the rate described in the prior paragraph is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the U.S. Department of the Treasury; or

●	if the rate referred to in the prior paragraph is not announced by the U.S. Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15 under the caption “U.S. government securities/ Treasury bills/ secondary market”; or

●	if the rate referred to in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary U.S. government securities dealers, which may include the agents and their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

Index Cessation Event or Administrator/Benchmark Event. If an Index Cessation Event or an Administrator/Benchmark Event occurs with respect to the Treasury rate, then, from and including the Index Cessation Effective Date or the Administrator/Benchmark Event Date, as applicable, the Alternative Post-nominated Index will apply to the Treasury rate notes. However, if by 5:00 p.m., New York City time, on the Cut-off Date, more than one Relevant Nominating Body formally designates, nominates or recommends an Alternative Post-nominated Index and those designations, nominations or recommendations are not the same, then the Calculation Agent Nominated Replacement Index will apply to the Treasury rate notes.

In the event of a replacement of the Treasury rate by either the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, the calculation agent shall (i) apply the Adjustment Spread (if applicable) to the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable, and (ii) after taking into account such Adjustment Spread, make any other adjustments to the terms of the notes that are necessary to account for the effect on the notes of referencing the Alternative Post-nominated Index or the Calculation Agent Nominated Replacement Index, as applicable.

The “bond equivalent yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

where, “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as applicable, and “M” refers to the actual number of days in the interest payment period for which interest is being calculated.

Currency-Linked Notes

We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as “currency-linked notes.” The applicable pricing supplement will specify the following:

●	information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

●	the currency in which the face amount of the currency-linked note is denominated, which we refer to as the “denominated currency”;

●	the currency in which principal on the currency-linked note will be paid, which we refer to as the “payment currency”;

●	the interest rate per annum and the dates on which we will make interest payments;

●	specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

●	additional tax considerations, if any.

The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

Notes Linked to Commodities, Interest Rates, Consumer Prices, Single Securities, Baskets of Securities, Indices and other Quantitative Measures

We may issue notes for which the principal amount payable on the maturity date and/or the amount of interest payable on any interest payment date is determined by reference to one or more commodities, interest rates, consumer prices, single debt or equity securities, baskets of debt or equity securities or an index or indices of such securities, quantitative measures associated with an occurrence or non-occurrence of a particular event, extent of an occurrence or non-occurrence of a particular event, or contingency associated with a commercial, financial or economic consequence, or economic or financial indices or measures of economic or financial value or risk. These notes may include additional terms which will be specified in the applicable pricing supplement.

Reopened Issues

Under certain limited circumstances, and at our sole discretion, we may “reopen” certain issuances of notes. These further issuances, if any, will be consolidated to form a single series with the notes and will have the same CUSIP number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of this series, plus the aggregate principal amount of any notes bearing the same CUSIP number that are issued pursuant to (i) any 30-day option we grant to the agents, and (ii) any future issuances of notes bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of such offering.

If appropriate, we will treat any additional offerings of notes as part of the same issue as the notes for U.S. federal income tax purposes. If an additional offering of notes is treated as part of the same issuance of notes for purposes of the regulations governing original issue discount on debt instruments, we will treat the additional offerings of notes as having the same issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes. Consequently, the “issue price” of any additional offering of notes for U.S. federal income tax purposes will be the first price at which a substantial amount of the notes were sold to the public (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). If we treat any additional offerings of notes as part of the same issuance as the notes for U.S. federal income tax purposes, we will disclose the treatment of any relevant accrued interest that is not otherwise described under “U.S. Federal Income Tax Considerations” herein.

Redemptions and Repurchases of Notes

Optional Redemption. The applicable pricing supplement will indicate the terms of our option to redeem the notes, if any. We will mail a notice of redemption to each holder or, in the case of global notes, to the Depositary, as holder of the global notes, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable pricing supplement, to the address of each holder as that address appears in the books maintained by the paying agent. Unless specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.

Repayment at Option of Holder. If applicable, the pricing supplement relating to each note will indicate that the holder has the option to have us repay the note on a date or dates specified prior to its maturity date. The repayment price will be determined as set forth in the applicable pricing supplement. For notes issued with original issue discount, the pricing supplement will specify the amount payable upon repayment.

Unless otherwise provided in the applicable pricing supplement, for us to repay a note, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

●	the note with the form entitled “Option to Elect Repayment” on the reverse of the note duly completed; or

●	a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the note, the principal amount of the note, the principal amount of the note to be repaid, the certificate number or a description of the tenor and terms of the note, a statement that the option to elect repayment is being exercised and a guarantee that the note to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the note, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that note and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a note will be irrevocable. Unless otherwise provided in the applicable pricing supplement, the holder may exercise the repayment option for less than the entire principal amount of the note but, in that event, the principal amount of the note remaining outstanding after repayment must be an authorized denomination.

Special Requirements for Optional Repayment of Global Notes. If a note is represented by a global note, the Depositary or the Depositary’s nominee will be the holder of the note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary’s nominee will timely exercise a right to repayment of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the Depositary.

Open Market Purchases. We may purchase notes at any price in the open market or otherwise. Notes so purchased by us may, at our discretion, be held or resold or surrendered to the relevant trustee for cancellation.

Replacement of Notes

Upon payment by the holder of expenses that we or the trustee may incur, we may, in our discretion replace any notes that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated notes must be surrendered to the trustee or the paying agent or satisfactory evidence of the destruction, loss or theft of the notes must be delivered to us, the paying agent and the trustee. At the expense of the holder, an indemnity that is satisfactory to us, the principal paying agent and the trustee may be required before a replacement note will be issued.

Calculation Agent and Calculations

The calculation agent will make all determinations regarding the value of the notes at maturity, the amount payable in respect of your notes, including any interest payment, antidilution adjustments, market disruption events, business days, the default amount and any other calculations or determinations to be made by the calculation agent, as specified herein, in the applicable pricing supplement or in the prospectus. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on the beneficial owners of the Notes, absent manifest error and provided the calculation agent shall be required to act in good faith in making any determination. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the indenture trustee, who will provide notice to the registered holders of the Notes. We may appoint a different calculation agent from time to time.

Use of Proceeds and Hedging

The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date, we, through our affiliates or others, expect to hedge our anticipated exposure in connection with the notes by taking positions in the instrument or instruments comprising the Reference Asset, in option or futures contracts relating to such instrument or instruments listed on major securities or futures markets, in other types of derivative instruments relating to such instrument or instruments, or in any other available securities, commodities or instruments that we may wish to use in connection with such hedging. Such purchase activity could affect the initial level of the Reference Asset, and, accordingly, the level at which the Reference Asset must close to surpass the initial level. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the notes, by purchasing and selling the instrument or instruments comprising the Reference Asset, options or futures contracts relating to such instrument or instruments listed on major securities or futures markets, other types of derivative instruments relating to such instrument or instruments or positions in any other available securities, commodities or instruments that we may wish to use in connection with such hedging activities. We cannot give any assurance that our hedging activities will not affect the price of the instrument or instruments comprising the Reference Asset and, therefore, adversely affect the value of the notes or the payment that you will receive at maturity or upon any acceleration of the notes.

Certain ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain restrictions on employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA (“ERISA Plans”) and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with the ERISA’s general fiduciary requirements, a fiduciary with respect to any such ERISA Plan who is considering the purchase of notes on behalf of such ERISA Plan should determine whether such purchase is permitted under the governing ERISA Plan documents and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) prohibit certain transactions between an ERISA Plan or other plan subject to Section 4975 of the Code (such plans and ERISA Plans and any entity deemed to hold plan assets of the foregoing, “Plans”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of notes should consider whether such a purchase and the holding and disposition of such notes might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

HSBC USA (the “Issuer”), underwriters, dealers or agents selling notes may each be considered a “party in interest” or a “disqualified person” with respect to many Plans. The Issuer and several of its subsidiaries are each considered a “disqualified person” under the Code or “party in interest” under ERISA with respect to many Plans, although the Issuer is not a “disqualified person” with respect to an individual retirement account or “IRA” simply because the IRA is established with HSBC Securities (USA) Inc. or because HSBC Securities (USA) Inc. provides brokerage to the IRA.

The purchase of notes by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(c)(1) of the Code) and with respect to which the Issuer, underwriters, dealers or agents selling notes is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such notes are acquired pursuant to and in accordance with an applicable statutory or administrative exemption. Administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving life insurance general accounts) or PTCE 96-23 (an exemption for certain transactions determined by in house investment managers).

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider (the “Service Provider Exemption”). Generally, the Service Provider Exemption would be applicable if the party to the transaction with the Plan is a party in interest or a disqualified person to the Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any Plan fiduciary relying on the Service Provider Exemption and purchasing notes on behalf of a Plan will be deemed to represent that (x) the fiduciary has made a good faith determination that the Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither the Issuer nor any affiliates of the Issuer directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the Plan which such fiduciary is using to purchase the notes, both of which are necessary preconditions to utilizing this exemption. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the foregoing exemptions or any other statutory or administrative exemption.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or Section 4975 of the Code. However, such plans may be subject to the provisions of applicable federal, state or local or other laws, rules or regulations substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Fiduciaries of such plans (“Similar Law Plans”) should consider applicable Similar Law when investing in the notes.

By its purchase of any offered note, the purchaser or transferee thereof will be deemed to represent, on each day from the date on which the purchaser or transferee acquires the offered note through and including the date on which the purchaser or transferee disposes of its interest in such offered note, either that (a) it is not a Plan, a Similar Law Plan or an entity whose underlying assets include the assets of any Plan or Similar Law Plan or (b) its purchase, holding and disposition of such note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law. Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and/or disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.

The sale of notes to a Plan or a Similar Law Plan is in no respect a representation by the Issuer, any underwriter, dealer or agent, or any of their respective affiliates, that such an investment meets all relevant legal requirements with respect to investments by Plans or Similar Law Plans generally or any particular Plan or Similar Law Plan, or that such an investment is appropriate for a Plan or a Similar Law Plan generally or any particular Plan or Similar Law Plan.

Any person proposing to acquire any notes on behalf of a Plan or Similar Law Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto and all other relevant considerations.

The above discussion may be modified or supplemented with respect to a particular offering of notes, including the addition of further ERISA restrictions on purchase and transfer set forth in any applicable product supplement or pricing supplement.

U.S. Federal Income Tax Considerations

Subject to the assumptions and limitations described below, the following summary describes the U.S. federal income tax considerations as of the date hereof of the acquisition, ownership and disposition of the notes to beneficial owners (“holders”) purchasing notes. This summary does not discuss the tax consequences of holding warrants, preferred stock, depositary shares, purchase contracts or units. Holders intending to purchase notes should carefully examine the applicable pricing supplement and consult their own tax advisors as suggested by such pricing supplement.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or a resident of the United States;

●	a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation;

●	an estate whose income is not subject to U.S. federal income tax on a net income basis; or

●	a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons do not have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Department regulations issued thereunder (“Treasury

Regulations”), and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security,” or a “conversion transaction” for U.S. federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons that actually or constructively own 10% or more (by vote or value) of any Reference Asset that is stock; non-U.S. investors that may qualify for the benefits of a U.S. income tax treaty; investors subject to the alternative minimum tax; investors subject to the corporate minimum tax; investors subject to special tax accounting rules under Section 451(b) of the Code; retirement plans or other tax-exempt entities, or investors holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or non-U.S. tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

In the case of notes linked to a Reference Asset, we will not attempt to ascertain whether a Reference Asset or any of the entities whose stock is included in, or owned by, a Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Asset or one or more of the entities whose stock is included in, or owned by, a Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by a Reference Asset or entities whose stock is included in, or owned by, a Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if a Reference Asset or one or more of the entities whose stock is included in, or owned by, a Reference Asset, as the case may be, is or becomes a PFIC or USRPHC.

The applicable pricing supplement may contain a further discussion of the special U.S. federal income tax consequences applicable to certain notes. The summary of the U.S. federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX

CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Tax Treatment of U.S. Holders

U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes

We may treat certain notes as indebtedness for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as indebtedness for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequence of the purchase, beneficial ownership and disposition of a note that we intend to treat as indebtedness. However, the treatment of a note as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in notes may be different than that described below.

Taxation of Interest. The taxation of interest on a note depends on whether the interest is “qualified stated interest” (as defined below). Interest that is qualified stated interest will generally be includible in a U.S. holder’s income as ordinary interest income when actually or constructively received (if such holder uses the cash method of accounting for U.S. federal income tax purposes) or when accrued (if such holder uses an accrual method of accounting for U.S. federal income tax purposes). Interest that is not qualified stated interest is includible in a U.S. holder’s income under the rules governing “original issue discount” described below, regardless of such U.S. holder’s regular method of tax accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date, referred to as a “Short-Term Note,” is included in a U.S. holder’s income under the rules described below under “—Short-Term Notes.” Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

Definition of Qualified Stated Interest. Interest on a note is “qualified stated interest” if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate (in the case of a note that bears interest at a fixed rate (a “Fixed Rate Note”)) or at a single “qualified floating rate” or “objective rate” (in the case of a note that bears interest at a floating rate (a “Floating Rate Note”) and that qualifies as a VRDI, as defined below). If a Floating Rate Note that qualifies as a VRDI provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See “—Notes that are VRDIs” below.

Definition of Variable Rate Debt Instrument. The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.

A Floating Rate Note will qualify as a variable rate debt instrument (“VRDI”) if all four of the following conditions are met. First, the “issue price” (as defined under “—Taxation of Original Issue Discount,” below) of the Floating Rate Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Floating Rate Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A Floating Rate Note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.

Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

Third, the Floating Rate Note must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (as defined below).

Fourth, the Floating Rate Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Floating Rate Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Definition of a Qualified Floating Rate. Subject to certain exceptions, a variable rate of interest on a Floating Rate Note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiple greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the Floating Rate Note and is reasonably expected as of the issue date to cause the yield on the Floating Rate Note to be significantly more or less than the expected yield determined without the restriction.

Definition of an Objective Rate. Subject to certain exceptions, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or a related party) nor unique to our circumstances (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a “qualified inverse floating rate” if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

If interest on a Floating Rate Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Taxation of Original Issue Discount. The applicable pricing supplement will indicate whether a note may be issued with original issue discount. U.S. holders of notes issued with original issue discount will be subject to special tax accounting rules, as described in greater detail below. Additional rules applicable to notes having original issue discount that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “—Foreign Currency Notes” below. Original issue discount is the excess, if any, of a note’s “stated redemption price at maturity” over the note’s “issue price.” A note’s “stated redemption price at maturity” is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The “issue price” of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a note is issued as part of an investment unit (e.g., together with a warrant), the issue price of the investment unit is determined in the same manner and allocated between the note and right (or rights) that comprise the unit based on their relative fair market values.

Holders of notes with original issue discount (other than Short-Term Notes, as defined below) generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A U.S. holder’s tax basis in a note is increased by the amount of accrued original issue discount and decreased by each payment other than a payment of qualified stated interest.

The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of original issue discount is less than that amount, the original issue discount that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.

Inclusion of Original Issue Discount in Income—Fixed Rate Notes. In the case of a Fixed Rate Note issued with original issue discount, the amount of original issue discount includible in the income of a U.S. holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the Fixed Rate Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Fixed Rate Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Fixed Rate Note. The yield to maturity is constant over the term of the Fixed Rate Note and, when expressed as a percentage, must be calculated to at least two decimal places.

Second, the term of the Fixed Rate Note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the Fixed Rate Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

Third, the total amount of original issue discount on the Fixed Rate Note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the “adjusted issue price” of the Fixed Rate Note at the beginning of the accrual period and the yield to maturity of the Fixed Rate Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Fixed Rate Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the Fixed Rate Note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Fixed Rate Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Fixed Rate Note, the amount of original issue discount previously includible in the gross income of any U.S. holder is determined without regard to “premium” and “acquisition premium,” as those terms are defined below under “—Premium and Acquisition Premium.”

Fourth, the “daily portions” of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.

A U.S. holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such holder held the Fixed Rate Note. Under the constant yield method described above, U.S. holders generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Taxation of Original Issue Discount on Floating Rate Notes and Indexed Notes. The taxation of original issue discount on a Floating Rate Note or a note for which the principal amount payable at the stated maturity, or the interest on the note, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an “Indexed Note”) will depend on whether the Floating Rate Note or Indexed Note is a VRDI, as that term is described above under “—Definition of Variable Rate Debt Instrument.”

Notes that are VRDIs. In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and original issue discount, if any, includible in income during a taxable year is determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

If a note that is a VRDI does not provide for qualified stated interest, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:

First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates, the fixed rate substitutes are based on intervals that are equal in length. The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.

Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the U.S. holder held the equivalent fixed rate debt instrument. See “—Taxation of Interest,” “—Taxation of Original Issue Discount” and “—Inclusion of Original Issue Discount in Income—Fixed Rate Notes” above.

Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to original issue discount, if any, for the accrual period.

Contingent Notes. Unless otherwise noted in the applicable pricing supplement, if any, Floating Rate Notes that are not VRDIs (“Contingent Notes”) will be treated as “contingent payment debt instruments” and will be taxable under the rules applicable thereto (the “Contingent Debt Regulations”) for U.S. federal income tax purposes. As a result, the Contingent Notes will generally be subject to the original issue discount provisions of the Code and the Treasury Regulations thereunder, and a U.S. holder will be required to accrue interest income on the Contingent Notes as set forth below. The following discussion assumes that a U.S. holder will purchase a Contingent Note for an amount equal to its issue price, and that the issue price equals the principal amount thereof.

At the time the Contingent Notes are issued, we will be required to determine a “comparable yield” for the Contingent Notes. The comparable yield is the yield at which we could issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but is not less than the applicable federal rate (based on the overall maturity of the Contingent Note) announced monthly by the IRS (the “AFR”) and in effect for the month in which the Contingent Note is issued. The comparable yield may be greater than or less than the stated interest rate, if any, with respect to the Contingent Notes. In certain cases where contingent payments with respect to Contingent Notes are not based on market information and where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.

Solely for purposes of determining the amount of interest income that a U.S. holder will be required to accrue (and which we will be required to report on an IRS Form 1099), we will be required to construct a “projected payment schedule” for the Contingent Notes, determined under the Contingent Debt Regulations (the “Schedule”), representing a series of payments the amount and timing of which would produce a yield to maturity on the Contingent Notes equal to the comparable yield. The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Notes. The Schedule includes each noncontingent payment and an amount for each contingent payment as determined below. If a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations. The applicable pricing supplement will either provide the Schedule, or investors can obtain the Schedule by contacting Structured Equity Derivatives—Structuring HSBC Bank USA, National Association, 452 Fifth Avenue, 9th Floor, New York, NY 10018. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts, if any, that the Contingent Notes will pay.

We are required to provide each U.S. holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a U.S. holder must set its own projected payment schedule and explicitly disclose the use of the schedule and the reason therefor. Unless otherwise prescribed by the IRS, the U.S. holder must make the disclosure on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which the Contingent Note was acquired. A U.S. holder of a Contingent Note, regardless of accounting method, will be required to accrue as original issue discount the sum of the daily portions of interest on the Contingent Note for each day in the taxable year on which the U.S. holder held the Contingent Note, calculated by reference to the comparable yield and adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments made on the Contingent Note as set forth below. The daily portions of interest in respect of a Contingent Note are determined by allocating to each day in an accrual period the ratable portion of interest on the Contingent Note that accrues in the accrual period. The amount of interest on a Contingent Note that accrues in an accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note’s adjusted issue price at the beginning of the accrual period. The adjusted issue price of a Contingent Note at the beginning of the first accrual period will equal its issue price and for any accrual period after the first accrual period will be (i) the sum of the issue price of the Contingent Note and any interest previously accrued on the Contingent Note by a U.S. holder, disregarding any positive or negative adjustments (as discussed below), minus (ii) the amount of any noncontingent payment and projected contingent payments on the Contingent Note for previous accrual periods.

A U.S. holder will be required to recognize additional interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a Contingent Note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a Contingent Note for a taxable year will first reduce the amount of interest in respect of the Contingent Note that a U.S. holder would otherwise be required to include in income in the taxable year and, to the extent of any excess, will give rise to an ordinary loss equal to that portion of this excess as does not exceed the excess of the amount of all previous interest inclusions under the Contingent Note over the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the Contingent Note in prior taxable years. A net negative adjustment is not subject to the limitations imposed on miscellaneous deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Contingent Note or to reduce the amount realized on a sale, exchange or retirement of the Contingent Note. When a U.S. holder purchases a Contingent Note at a price other than the adjusted issue price of the Note, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the Contingent Note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.

Upon a sale, exchange or retirement of a Contingent Note, a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the Contingent Note. If we deliver property, other than cash, to a holder in retirement of a Contingent Note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder’s adjusted tax basis in a Contingent Note generally will equal the cost of the Contingent Note, increased by the amount of interest income previously accrued by the holder in respect of the Contingent Note, disregarding any positive or negative adjustments, and decreased by the amount of any noncontingent payments and all prior projected contingent payments previously made in respect of the Contingent Note. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss.

Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Other Rules. Certain notes having original issue discount may be redeemed prior to maturity. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such notes with a redemption feature should carefully examine the applicable pricing supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and original issue discount will depend, in part, on the particular terms and the particular features of the note.

Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.

Notes Subject to Call or Put Options. For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.

Short-Term Notes. In the case of a note that matures one year or less from its date of issuance (a “Short-Term Note”), a cash method U.S. holder generally is not required to accrue original issue discount for U.S. federal income tax purposes unless such holder elects to do so. U.S. holders who make such an election, U.S. holders who report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a U.S. holder who is not required, and does not elect, to include the original issue discount in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or other disposition of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other disposition (generally reduced by prior payments of interest, if any). In addition, such holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued original issue discount not previously included in income.

Market Discount. If a U.S. holder acquires a note having a maturity date of more than one year from the date of its issuance and has an initial tax basis in the note that is less than its “stated redemption price at maturity” (or, in the case of a note with original issue discount, less than its “adjusted issue price”), the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (from the date of acquisition). Under the market discount rules of the Code, a U.S. holder will be required to treat any principal payment (or, in the case of a note having original issue discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such note is disposed of in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. holder as if such holder had sold the note at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of a note except that, at the election of the U.S. holder, market discount may accrue on a constant yield basis. A U.S. holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such note. A U.S. holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the U.S. holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium and Acquisition Premium. A U.S. holder that purchases a note having original issue discount for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be considered to have purchased such note at an “acquisition premium.” In such a case, the amount of original issue discount otherwise includible in the U.S. holder’s income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the note immediately after its acquisition by the U.S. holder over the adjusted issue price of the note. The denominator of this fraction is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated

interest, over the note’s adjusted issue price. As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the U.S. holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

If a U.S. holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with “amortizable bond premium” equal in amount to such excess, and generally will not be required to include any original issue discount in income. Generally, a U.S. holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “—Taxation of Original Issue Discount”), over the remaining term of the note (where such note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. holder’s yield. A U.S. holder who elects to amortize bond premium must reduce such holder’s tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.

Election to Treat all Interest as Original Issue Discount. A U.S. holder may elect to include in gross income its entire return on a note (i.e., in general, the excess of all payments to be received on the note over the amount paid for the note by such holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.

The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules.

Reopenings. Treasury Regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Sale, Exchange or Other Disposition of the Notes. Upon the sale, exchange or other disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition (not including any amount attributable to accrued but unpaid qualified stated interest) and such holder’s adjusted tax basis in the note. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. holder will be treated as a payment of interest. See “—Taxation of Interest” above. A U.S. holder’s adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amount of any market discount, discount with respect to a Short-Term Note and original issue discount, in each case to the extent previously included in income by such holder with respect to such note, and reduced by any amortized bond premium, acquisition premium and principal payments received by such holder and, in the case of a note having original issue discount, by the amounts of any other payments received included in the stated redemption price at maturity, as described above.

Generally, gain or loss realized on the sale, exchange or other disposition of a note will be capital gain or loss (except as provided under “—Contingent Notes,” “—Short-Term Notes” and “—Market Discount” above and “—Foreign Currency Notes” below), and will be long-term capital gain or loss if at the time of sale, exchange or other disposition the note has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Amortizing Notes. Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.

Foreign Currency Notes. The following summary relates to Notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar (“Foreign Currency Notes”). The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules.

A U.S. holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such holder prior to its receipt (e.g., qualified stated interest received by a U.S. holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.

In the case of interest income on a Foreign Currency Note that is required to be included in income by a U.S. holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a U.S. holder using the accrual method of accounting, accrued original issue discount, or accrued market discount includible in income as it accrues), a U.S. holder will be required to include in income the U.S. dollar value of the interest income (including original issue discount or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. Original issue discount, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the U.S. holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such U.S. holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A U.S. holder may elect to translate interest income (including original issue discount and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such U.S. holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.

The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange or other disposition.

Any gain or loss realized on the sale, exchange or other disposition of a Foreign Currency Note with amortizable bond premium by a U.S. holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph. Exchange gain or loss will be realized on any amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.

A U.S. holder’s tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of original issue discount or market discount, such adjustment will be made at the rate at which such original issue discount or market discount is translated into U.S. dollars under the rules described above. A U.S. holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A U.S. holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.

Gain or loss realized upon the sale, exchange or other disposition of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such U.S. holder acquired such Foreign Currency Note. Any portion of the proceeds of such sale, exchange or other disposition attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a U.S. holder on the sale, exchange or other disposition of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of such holder on whose books the Foreign Currency Note is properly reflected. Any gain or loss realized by a U.S. holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such holder’s income or, in the case of a Short-Term Note, to the extent of any original issue discount not previously included in such holder’s income).

A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or other disposition. Treasury Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. U.S. holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.

A Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency), or that is treated as a Contingent Note under the rules described above may be subject to rules that differ from the general rules discussed above. U.S. holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.

Pursuant to certain Treasury Regulations (the “Disclosure Regulations”), any taxpayer that has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. For certain taxpayers, the Disclosure Regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss. In general, a Foreign Currency Note will be subject to the rules governing foreign currency exchange gain or loss. Therefore, any exchange loss realized with respect to a Foreign Currency Note will constitute a loss resulting from a Section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, certain U.S. holders of a Foreign Currency Note that recognize an exchange loss with respect to the Foreign Currency Notes in an amount that exceeds the loss threshold amount applicable to such U.S. holder may be required to file a disclosure statement (i.e., IRS Form 8886 or other applicable form) as an attachment to the U.S. holder’s tax return for the first taxable year in which the threshold amount is reached and to any subsequent tax return that reflects any amount of such Section 165 loss realized with respect to the Foreign Currency Note. U.S. holders purchasing Foreign Currency Notes should consult their own tax advisors regarding the potential application of the Disclosure Regulations to their investment in such Foreign Currency Notes.

Certain Other Debt Securities. Certain notes may be subject to special rules. The applicable pricing supplement will discuss the principal U.S. federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.

Certain Notes Treated as a Put Option and a Deposit or an Executory Contract

Certain Notes Treated as a Put Option and a Deposit. We may treat certain notes as consisting of a put option and a deposit for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat the notes as consisting of a put option and a deposit for U.S. federal income tax purposes. This section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as consisting of a put option and a deposit, and the following discussion assumes that there is a significant possibility of a significant loss of principal on an investment in the notes treated as such.

There are no Treasury Regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of notes with terms that are substantially the same as the notes described in this section. We intend to treat each note described in this section as consisting of a put option (the “Put Option”) that requires the holder to purchase the Reference Asset to which the note is linked (the “Reference Shares”) from us for an amount equal to the principal amount of the note if certain conditions are satisfied, and a deposit with us of cash, in an amount equal to the principal amount of the note (the “Deposit”) to secure the U.S. holder’s potential obligation to purchase the Reference Shares. Pursuant to the terms of the notes, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes are so treated.

We intend to treat a portion of the stated interest payments on a note described in this section as interest or original issue discount on the Deposit, and the remainder as put premium in respect of the Put Option (the “Put Premium”). The portion of the stated interest rate on a note described in this section that constitutes interest or original issue discount on the Deposit and the portion that constitutes Put Premium will be specified in the applicable pricing supplement.

If the term of a note described in this section is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest in income, as described above under “—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes —Taxation of Interest.” If any portion of the stated interest payments on a note described in this section is treated as original issue discount its treatment will be as described above under “—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes —Taxation of Original Issue Discount.”

If the term of a note described in this section is one year or less, the Deposit should be treated as a short-term obligation as described above under “—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes —Short-Term Notes.”

The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised, the U.S. holder should recognize the total Put Premium received as short-term capital gain at such time.

If the Put Option is exercised and a U.S. holder receives Reference Shares, the U.S. holder should not recognize any gain or loss with respect to the Put Option (other than with respect to cash received in lieu of fractional shares, as described below). In this event, the U.S. holder should have an adjusted tax basis in all Reference Shares received (including for this purpose any fractional shares) equal to the Deposit, plus accrued but unpaid interest or discount, as applicable, on the Deposit less the total Put Premium received. The U.S. holder’s holding period for any Reference Shares received should start on the day after the delivery of the Reference Shares. The U.S. holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. holder’s basis in the fractional shares, which is equal to the U.S. holder’s basis in all of the Reference Shares (including the fractional shares), times a fraction, the numerator of which is the fractional shares and the denominator of which is all of the Reference Shares (including fractional shares).

If we elect to cash settle the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received less (ii) the amount of the Deposit, plus accrued but unpaid acquisition discount or original issue discount on the Deposit, less the total Put Premium received.

Upon the exercise or cash settlement of a Put Option, a cash method U.S. holder of a short-term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid acquisition discount.

Upon a sale, or other taxable disposition of a note described in this section for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” or accrued acquisition discount that the U.S. holder has not included in income, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which will generally equal the initial purchase price of the note increased by any accrued acquisition discount or original issue discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. holder has held the Deposit for more than one year at the time of such disposition. The ability of U.S. holders to use capital losses to offset ordinary income is limited. If the Put Option has a positive value on the date of a sale of a note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In such a case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The ability of U.S. holders to use capital losses to offset ordinary income is limited.

U.S. holders should consult the offering documents for the Reference Shares for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Shares.

Certain Notes Treated as Executory Contracts. We may treat certain notes as an executory contract for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as an executory contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as an executory contract, and the following discussion assumes that there is a significant possibility of a significant loss of principal on an investment in the notes treated as such.

There are no Treasury Regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper U.S. federal income tax treatment of the notes described in this section is uncertain. Under one approach, the notes should be treated as pre-paid executory contracts with respect to the Reference Asset. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.

Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as an executory contract provides for current interest payments (including contingent payments), we intend to treat such payments as ordinary income at the time accrued or received in accordance with the U.S. holder’s normal method of accounting for tax purposes.

A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Subject to the discussion below regarding section 1260 of the Code, any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally will constitute capital gain. Capital gain of non-corporate taxpayers from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note held for more than one year may be eligible for preferential rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note will generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited. The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date. It is possible that the IRS could assert that a U.S. holder’s holding period in respect of a note should end on the date on which the amount the holder is entitled to receive upon the maturity of the note is determined, even though the holder will not receive any amounts in respect of the notes prior to the maturity of the note. In such case, a U.S. holder may be treated as having a holding period in respect of the note that is one year or less even if the holder receives cash upon maturity of the note at a time that is more than one year after the beginning of its holding period.

If upon maturity of a note, a U.S holder receive shares of the Reference Asset and cash in lieu of any fractional share of the Reference Asset, such holder should generally recognize capital gain or loss equal to the difference between the amount of cash received in lieu of any fractional share of the Reference Asset and the pro rata portion of such holder’s tax basis in the note that is allocable to such fractional share of the Reference Asset, based on the amount of cash received and the fair market value of the shares of the Reference Asset received. Although no assurances can be provided in this regard, such holder may generally expect not to recognize any gain or loss with respect to any shares of the Reference Asset received. Such holder should generally have a basis in the shares of the Reference Asset equal to such holder’s tax basis in the note, other than any amount allocated to a fractional share of the Reference Asset. The holding period for such shares of the Reference Asset should start on the day after receipt.

Section 1260 of the Code sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of section 1260 of the Code to any particular transaction is often uncertain. If a Reference Asset, or one or more of the entities included in, or owned by, a Reference Asset, as the case may be, is treated as a “regulated investment company,” “real estate investment trust,”

partnership, trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code (a “pass-thru entity”), it is possible that U.S. holders will be subject to the “constructive ownership” rules of section 1260 of the Code. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” (such as shares of certain Reference Assets (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a note is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the note will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the note at fair market value and sold them at fair market value on the maturity date (if the note was held until the maturity date) or on the date of sale or exchange of the note (if the note was sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the note (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the note). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero.

If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each note will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a note over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such note for an amount equal to the “issue price” of the note and, upon the date of sale, exchange or maturity of the note, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the note). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the notes after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge.

Alternative Treatments. Although we intend to treat each note described in this section as a Put Option and a Deposit or a pre-paid executory contract as described above, there are no Treasury Regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, notes that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described above under “—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Notes.” Notes that have a term of more than one year could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described above under “—U.S. Federal

Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes —Contingent Notes.”

In addition, certain proposed Treasury Regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed Treasury Regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed Treasury Regulations should not apply to the notes, the preamble to the proposed Treasury Regulations indicates that similar timing issues exist in the case of contracts similar to certain notes. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on contracts similar to certain notes, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section.

It is possible that the notes could be treated as representing an ownership interest in the Reference Asset for U.S. federal income tax purposes, in which case a U.S. holder’s U.S. federal income tax treatment could also be different than described above.

Moreover, section 1260 of the Code authorizes the U.S. Treasury Department to promulgate regulations (possible with retroactive effect) to expand the application of the section 1260 of the Code. It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes to the extent that a U.S. holder’s return reflects dividend income or the U.S. holder would have recognized short-term capital gain (rather than long-term capital gain) had the holder owned the Reference Asset or the constituents of the Reference Asset by reason of, for example, a rebalancing of the Reference Asset. Finally, other alternative U.S. federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

If a Reference Asset, or one or more components of a Reference Asset, is a “section 1256 contract” as defined in section 1256(b) of the Code, it is possible that the IRS could assert that section 1256 of the Code should apply to the notes or a portion of the notes. If section 1256 of the Code were to apply to the notes, gain or loss recognized with respect to the notes (or the relevant portion of the notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to a U.S. holder’s holding period in the notes. Such holder would also be required to mark the notes (or a portion of the notes) to market at the end of each year (i.e., recognize income as if the notes or relevant portion of notes had been sold for fair market value). Alternatively, it is also possible that a U.S. holder could be required to recognize gain or loss each time a Reference Asset or any component of a Reference Asset rolls and/or when the composition or weighting of a Reference Asset or any component of a Reference Asset changes. Such gain or loss may also be subject to section 1256 of the Code as discussed above, under which 60% of the gain or loss would be treated as long-term capital gain or loss and 40% would be treated as short-term capital gain or loss.

In the case of notes treated as consisting of a Put Option and a Deposit as described above under “—Certain Notes Treated as a Put Option and a Deposit,” it is possible the notes could be treated as executory contracts subject to the treatment described above under “—Certain Notes Treated as Executory Contracts.”

If a Reference Asset is or includes an index that periodically rebalances, each rebalancing could be treated as a deemed exchange of a note (or in the case of a note consisting of a Put Option and a Deposit, a Put Option) for a new note (or Put Option). In this case, a holder would likely recognize gain or loss on each rebalancing date equal to the difference between the holder’s basis in the notes (or Put Option) and the fair market value of the notes (or Put Option) on such date, although a holder’s ability to recognize a loss may be subject to limitation. Holders are urged to consult their own tax advisors in this regard.

Furthermore, if a Reference Asset, or one or more components of a Reference Asset, is a “collectible” as defined in section 408(m) of the Code, it is possible that the IRS could assert that the notes (or a portion of the notes) should be treated as giving rise to “collectibles” gain or loss if a U.S. holder has held the notes for more than one year, although we do not think such a treatment would be appropriate because a sale or exchange of the notes is not a sale or exchange of a collectible but is rather a sale or exchange of a pre-paid forward or other executory contract that reflects the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

Finally, in Notice 2008-2, the IRS and the U.S. Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include a note that we intend (and each holder agrees) to treat as an executory contract, or as a Put Option and a Deposit, for U.S. federal income tax purposes) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that Treasury Regulations or other guidance could provide that a U.S. holder of such a note is required to accrue income in respect of the note prior to the receipt of payments under the note or its earlier sale. Moreover, it is possible that any such Treasury Regulations or other guidance could treat all income and gain of a U.S. holder in respect of a note as ordinary income (including gain on a sale). It is unclear whether any Treasury Regulations or other guidance would apply to the notes (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of Treasury Regulations or other guidance that affects the U.S. federal income tax treatment of the notes.

Other characterizations and treatments of notes described in this section are possible. Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Medicare Tax

Certain U.S. individuals, trusts and estates are subject to an additional 3.8% tax on their net investment income (which includes interest (including original issue discount) and gains from a disposition of a note). Prospective investors in the notes should consult their tax advisors regarding the possible applicability of this tax to an investment in the notes.

Tax Treatment of Non-U.S. Holders

Subject to the discussions below, payments of interest (including original issue discount) on the notes that are treated as indebtedness for U.S. federal income tax purposes to non-U.S. holders will not be subject to federal withholding tax if the following conditions are satisfied:

●	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

●	the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive ownership;

●	the non-U.S. holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business;

●	interest payable on the notes is either (a) not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A) or (b) determined by reference to changes in the value of actively traded property or an index of the value of actively traded property within the meaning of section 871(h)(4)(C)(v) of the Code; and

●	the payments are not effectively connected with a trade or business conducted by the non-U.S. holder in the United States and either (a) the non-U.S. holder provides a correct, complete and executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY (or successor form) with appropriate attachments, or (b) the non-U.S. holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided an IRS Form W-8IMY and has received documentation upon which it can rely to treat the payment as made to a foreign person.

If any of these conditions are not satisfied, interest (including original issue discount) on the notes may be subject to a 30% withholding tax, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business and, in either case, certain certification requirements are met. If such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Notwithstanding the foregoing, because the U.S. federal income tax treatment (including the applicability of withholding) of stated periodic interest payments on notes that are not treated as indebtedness for U.S. federal income tax purposes is uncertain, which may include, for example, certain notes treated as a Put Option and a Deposit, as well as certain notes treated as executory contracts, we will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of stated periodic interest payments made. We will not pay any additional amounts in respect of such withholding.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under Treasury Regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of notes issued pursuant to this prospectus supplement with respect to the Reference Asset will not be one, and therefore, we expect that non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Reference Asset or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Reference Asset or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

In general, gain realized on the sale, exchange or retirement of the notes by a non-U.S. holder will not be subject to U.S. federal income tax, unless:

●	the gain with respect to the notes is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or

●	the non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange or retirement of the notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Non-U.S. holders that receive Reference Shares (as described above under “—Tax Treatment of U.S. Holders —Certain Notes Treated as a Put Option and a Deposit or an Executory Contract—Certain Notes Treated as a Put Option and a Deposit”) should consult the offering documents for the Reference Shares for the U.S. federal income tax treatment of acquiring, owning and selling the Reference Shares.

As discussed above under “—Tax Treatment of U.S. Holders—Certain Notes Treated as a Put Option and a Deposit or an Executory Contract—Alternative Treatments,” alternative characterizations and treatments of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization or treatment, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to a note to become subject to (additional) withholding tax, we will withhold (additional) tax at the applicable statutory rate. Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.

Notes treated as indebtedness for U.S. federal income tax purposes should generally not be includible in the estate of a non-U.S. holder unless the individual actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote or, at the time of the individual’s death, payments in respect of that note would have been effectively connected with the conduct by the individual of a trade or business in the United States. For notes treated as a put option and a deposit or an executory contract, under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the notes are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. Individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the notes. Non-U.S. holders should consult the offering documents for the Reference Shares for the federal estate tax treatment of acquiring, owning and selling the Reference Shares.

Information Reporting and Backup Withholding

Payments made on the notes and proceeds from the sale, redemption, exchange, or retirement of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from payments on the notes generally will be refunded by the IRS or allowed as a credit against the holder’s U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, or otherwise complies with FATCA. FATCA also generally imposes a 30% U.S. withholding tax on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

These withholding and reporting requirements generally apply to U.S. source periodic payments. However, proposed Treasury Regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Treasury Regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. To the extent any such amounts are withheld, under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

Supplemental Plan of Distribution (Conflicts of Interest)

We are offering the notes on a continuing basis through the agents. In addition, we may offer the notes through certain other agents to be named in the applicable pricing supplement. Each agent has agreed, and any additional agents will agree, to use reasonable efforts to solicit offers to purchase the notes. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase the notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that the agent made or an offer to purchase the agent received, a commission as set forth in the applicable pricing supplement.

We may also sell the notes to the agents as principal for their own respective accounts at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agents may resell the notes to investors and other purchasers at a fixed offering price or at prevailing trading levels or prices, or prices related thereto at the time of resale or otherwise, as the agents determine and as we will specify in the applicable pricing supplement. Each agent may offer the notes it has purchased as principal to other dealers. Each agent may sell the notes to any dealer at a discount, and unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and each agent have agreed to indemnify the other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse each agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange. The agents may make a market in the notes or, if separable, any other securities included in units, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes or, if separable, any other securities included in units.

HSBC Securities (USA) Inc. is our wholly owned subsidiary. To the extent it is named in the applicable pricing supplement, each offering of the notes will be conducted in compliance with the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate. In such offerings, HSBC Securities (USA) Inc. will not confirm sales to any accounts over which it exercises discretionary authority without the prior written approval of the customer.

Following the initial distribution of the notes, each agent may offer and sell those notes in the course of its business as a broker-dealer. An agent may act as principal or agent in those transactions and may make any sales at varying prices related to prevailing trading levels or prices at the time of sale or otherwise. The agents are not obligated to make a market in any of the notes or any other securities included in units and may discontinue any market-making activities at any time without notice.

Selling Restrictions

European Economic Area

Each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation EU 2017/1129, as amended; and

(b)	the expression “offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Each agent has represented and agreed, and each further agent appointed under the program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression "retail investor" means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); or

(ii)	a customer within the meaning of the provisions of the United Kingdom Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as amended, as it forms part of domestic law by virtue of the EUWA; and

(b)	the expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

United Kingdom – Other Regulatory Restrictions

Each agent has represented and agreed and each further agent appointed under the program will be required to represent and agree that:

(a)	in relation to notes with an expiration term of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons:

(A)	whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)	who it is reasonable to expect will acquire, hold, manage, or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Argentina

This prospectus supplement includes a private invitation to invest in the notes. It is addressed only to you on an individual, exclusive, and confidential basis, and its unauthorized copy, disclosure, or transfer by any means whatsoever is absolutely and strictly forbidden. HSBC USA and the relevant agent will not provide copies of this prospectus supplement, or provide any kind of advice or clarification, or accept any offer or commitment to purchase the notes herein referred to from persons other than the intended recipient. The offer herein contained is not a public offering, and as such it is not and will not be registered with, or authorized by, the applicable enforcement authority.

Brazil

The notes may not be offered or sold to the public in Brazil. Accordingly, this prospectus supplement has not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Italy

The notes should not be offered or sold into Italy.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”). The notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, “resident of Japan” means an individual whose address is in Japan, and “Japanese corporation” means a legal entity organized under the laws of Japan.

Mexico

The notes have not been and will not be registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico, but only on a private placement basis pursuant to Article 8 of the Mexican Securities Market Law. This prospectus supplement may not be publicly distributed in Mexico.

Peru

The notes have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (“SMV”) nor the Lima Stock Exchange Registry (“RBVL”) for their public offering in Peru under the Peruvian Capital Markets Law (Law No. 861/ Supreme Decree No. 093-2002) and the decrees and regulations thereunder. Consequently, the notes may not be offered or sold, directly or indirectly, nor may this document or any other offering material relating to the notes be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering under Peruvian regulation and without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute notes to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Singapore

Each agent has acknowledged, and each additional agent will be required to acknowledge, that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each agent has represented, warranted and agreed, and each additional agent will be required to represent, warrant and agree, that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Taiwan

The notes may be made available outside Taiwan for purchase by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors) but may not be offered or sold in Taiwan.

Uruguay

The sale of the notes qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The notes must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The notes are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.